EXECUTION VERSION
CREDIT AGREEMENT
among
LENNAR CORPORATION
and
the Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,
and
BANK OF AMERICA, N.A.
BARCLAYS BANK PLC
CALYON NEW YORK BRANCH
THE ROYAL BANK OF SCOTLAND PLC
and
WACHOVIA BANK, N.A.
as Documentation Agents,
and
LLOYDS TSB BANK PLC
UBS LOAN FINANCE LLC
BNP PARIBAS
and
SUNTRUST BANK
as Senior Managing Agents,
and
CITICORP NORTH AMERICA, INC.
HSCS BANK USA, N.A.
COMERICA BANK
GUARANTY BANK
and
U.S. BANK NATIONAL ASSOCIATION
as Managing Agents,
and
WASHINGTON MUTUAL BANK
BANKUNITED, FSB
PNC BANK, NATIONAL ASSOCIATION
SOCIETE GENERALE
and
SUMITOMO MITSUI BANKING CORPORATION
as Co-Agents
_____________________________________________________
DEUTSCHE BANK SECURITIES, INC.,
as Syndication Agent,
and
J.P. MORGAN SECURITIES INC.
and
DEUTSCHE BANK SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

Dated: July 21, 2006

i

ii

iii

SCHEDULES

Schedule	Description	References

I	Commitments	Definitions of Commitment and Lenders

II	Existing Letters Of Credit	Definitions of “Existing Letters Of Credit” and “Issuer”

III	Intentionally Deleted

IV	Permitted Liens	Definition

V	Consents	Section 4.11

VI	Subsidiaries and Joint Ventures	Sections 4.14 and 6.04(n)

VII	Guarantors	Definition

VIII	Subordinated Debt	Section 4.18

EXHIBITS

Exhibit	Description	Reference

A	Requirements for Entitled Land	Definition of “Entitled Land”

B	Competitive Loan Note	Definition

C	Revolving Loan Note	Definition

D	Swing Line Note	Definition

E	Guaranty	Definition

F	Pricing Grid	Definition

G	Commitment and Acceptance	Section 2.17(a)

H	Compliance Report	Section 6.04(i)

I	Assignment and Assumption	Section 12.02(b)(ii)

This CREDIT AGREEMENT, dated as of July 21, 2006, among LENNAR CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Borrower”), the lenders that are identified on the signature pages hereto (hereinafter collectively referred to as the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, certain of the Lenders (and certain other lenders) and Administrative Agent are parties to that certain Credit Agreement dated as of June 17, 2005 (as amended, the “Existing Credit Agreement”);

WHEREAS, the parties hereto desire to replace the Existing Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE I

CERTAIN DEFINED TERMS
SECTION 1.01. Certain Defined Terms. As used herein, each of the following terms shall have the meaning ascribed to it below, which meaning shall be applicable to both the singular and plural forms of the terms defined:

“ABR Advance” means a Revolving Advance which bears interest at the Alternate Base Rate.

“ABR Loan” means a Revolving Loan which bears interest at the Alternate Base Rate.

“Acquisition” means any transaction, or any series of related transactions, consummated after the Closing Date, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in the number of votes) of the Securities of a corporation which have ordinary voting power for the election of directors (other than Securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

“Adjusted Consolidated Tangible Net Worth” means, at any date, Consolidated Tangible Net Worth at such date less, to the extent not already deducted in the definition of Consolidated Tangible Net Worth, the consolidated stockholders’ equity of the Mortgage Banking Subsidiaries.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as Administrative Agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means (a) any Revolving Advance, (b) any Competitive Loan and (c) any Swing Line Loan.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. Solely for purposes of this definition, a Person shall be deemed to control another Person if the controlling Person owns 50% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“AFSI” means Ameristar Financial Services, Inc.

“Aggregate Commitment” means $2,700,000,000 as such amount may be increased from time to time pursuant to Section 2.17 hereof or reduced from time to time pursuant to the terms of this Agreement.

“Aggregate Credit Exposure” means at any time the sum of the outstanding principal balance of all Revolving Advances, the outstanding principal balance of all Competitive Loans, the outstanding principal balance of all Swing Line Loans and all Facility Letter of Credit Obligations.

“Aggregate Letter of Credit Commitment” means $1,000,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

“Agreement” means this Credit Agreement, including the exhibits and schedules hereto, as it may be amended, renewed, modified or restated and in effect from time to time.

“Agreement Date” means July 21, 2006.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

“Applicable Facility Fee Rate” means a rate per annum equal to the “Facility Fee” as determined from time to time pursuant to the Pricing Grid.

“Applicable Margin” means a rate per annum equal to the “Applicable Margin for Eurodollar Loans” as determined from time to time pursuant to the Pricing Grid.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assessment Rate” means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as “well-capitalized” and within supervisory subgroup “B” (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

“Assignment and Assumption” is defined in Section 12.02(b)(ii).

“Authorized Financial Officer” means any of the chief financial officer, treasurer or controller of the Borrower.

“Authorized Officer” means any of an Authorized Financial Officer, chief executive officer, president or general counsel of the Borrower, or any duly appointed successors to them or other Person duly designated by the Borrower, in each case designated by the Borrower in writing to act as an Authorized Officer hereunder, acting singly.

“Base CD Rate” means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” is defined in the introductory paragraph of this Agreement.

“Borrower Audited Financial Statements” is defined in Section 4.03.

“Borrower Unaudited Financial Statements” is defined in Section 4.03.

“Borrowing Base” means, from time to time, the sum of the following amounts, all as reflected from time to time in accordance with GAAP consistently applied in the consolidated balance sheet of the Borrower: (a) 100% of the Loan Parties’ unrestricted cash up to a maximum of $30,000,000 (with any excess cash being excluded from the Borrowing Base); (b) 100% of the Net Housing Unit Proceeds due to any Loan Party at closing as a result of the consummation of the sale of any Housing Unit, which Net Housing Unit Proceeds have been paid to the closing agent handling such sale but which have not yet been received by such Loan Party; provided, however, that if, and to the extent that, such Net Housing Unit Proceeds which are reported as outstanding on the last day of any fiscal quarter of the Borrower are not received by such Loan Party on or before the tenth (10th) day following the end of any such fiscal quarter, such Net Housing Unit Proceeds shall not be included in the Borrowing Base; (c) 90% of the Net Book Value of all Housing Units Under Contract; (d) 75% of the Net Book Value of all Housing Units (including, without limitation, model Housing Units) that are not subject to a contract for sale; (e) 70% of the Net Book Value of all Finished Lots; (f) 50% of the Net Book Value of all Land Under Development; and (g) 30% of the Net Book Value of all Unimproved Entitled Land, provided that the sum of the amounts determined pursuant to clauses (f) and (g) shall not exceed 40% of the Borrowing Base (with any excess being excluded from the Borrowing Base); provided further, that notwithstanding anything to the contrary provided herein, any asset which is encumbered by a Lien (other than a Lien described in clauses (b), (c), (e) or (j) of the definition of “Permitted Liens”) shall not be included in the calculation of the Borrowing Base pursuant to clauses (a) through (g) above.

“Borrowing Base Debt” means all Consolidated Indebtedness, including without limitation the Obligations but excluding (a) any Subordinated Debt of the Borrower and (b) any Non-Recourse Indebtedness secured solely by Real Estate that is owned by any Loan Party and that, if the same did not secure such Indebtedness, would be included in the determination of the Borrowing Base.

“Borrowing Base Limitation” is defined in Section 7.02.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.06.

“Business Day” means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York and on which dealings in United States dollars are carried on in the London interbank market, (b) with respect to Facility Letters of Credit, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois, New York, New York, and the city in which the office of the applicable Issuer is located and (c) for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and New York, New York.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Mortgage Servicing” of the Mortgaged Banking Subsidiaries means, at any date, the following capitalized assets of the Mortgaged Banking Subsidiaries net of any amortization or write downs with respect thereto, all as determined in accordance with GAAP: (a) purchased mortgage servicing rights, (b) originated mortgage servicing rights and (c) excess servicing.

“Capital Stock” means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

“Change in Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of the outstanding shares of voting stock of the Borrower that hold in excess of 50% of the voting rights held by all stockholders of all classes of common stock of the Borrower.

“Change in Status” means an event that results in a Subsidiary that was a Guarantor (a “Status Capacity”), for legitimate business reasons, without any intent to avoid any requirements of this Agreement, ceasing to have an obligation under this Agreement to be a Guarantor, which legitimate business reasons may include (i) a former wholly-owned Subsidiary of Borrower ceasing, for legitimate business reasons, to be wholly-owned by Borrower, including as a result of (A) a Person that is not a wholly-owned Subsidiary of Borrower acquiring an ownership interest in such wholly-owned Subsidiary of Borrower in a bona fide transaction, or (B) the dissolution of such wholly-owned Subsidiary, (ii) the entry by such Subsidiary into a bona fide agreement with an unaffiliated third person for legitimate business reasons as a result of which a wholly-owned Subsidiary that was a Guarantor is required not to be a Guarantor or (iii) a Guarantor ceasing to be a Material Subsidiary.

“Closing Date” means the date on which the Lenders shall first become obligated to make Advances after satisfaction or waiver of all of the conditions precedent set forth in Sections 5.01 and 5.02.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each of the Lenders, the obligation of such Lender to make Revolving Loans hereunder and to purchase participations in Facility Letters of Credit hereunder in the aggregate not exceeding the amount set forth on Schedule 1 hereto as its “Commitment,” as such amount may be decreased from time to time pursuant to the terms hereof or increased pursuant to Section 2.17 hereof; provided, however, that the Commitment of a Lender may not be increased without its prior written approval.

“Commitment and Acceptance” is defined in Section 2.17(a).

“Commitment Increase” is defined in Section 2.17(a).

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.09.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the fixed rate of interest per annum offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.09.

“Competitive Loan” means a Loan made pursuant to Section 2.09.

“Competitive Loan Note” means a promissory note in substantially the form of Exhibit B hereto payable to the order of a Lender evidencing any Competitive Loan made by such Lender, including any amendment, modification, renewal, restatement or replacement of such note.

“Completed Housing Unit” means, at any time, a Housing Unit the construction of which was commenced more than 10 months, in the case of a single family home, more than 12 months, in the case of a townhouse, or more than 18 months, in the case of a condominium, before that time or was completed prior to the expiration of the applicable period.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of the Loan Parties plus, to the extent deducted from revenues in determining Consolidated Net Income, (a) Consolidated Interest Expense, (b) expense for income taxes paid or accrued, (c) depreciation, (d) amortization and (e) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Loan Parties (and excluding the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party) on a consolidated basis.

“Consolidated Indebtedness” means the Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, and shall not include (i) Indebtedness of any Mortgage Banking Subsidiary, (ii) Indebtedness of a Loan Party to the REIT Subsidiary or (iii) any other Indebtedness of a Loan Party to another Loan Party.

“Consolidated Interest Expense” means, for any period, the interest charged to cost of sales of the Loan Parties (and excluding the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party) calculated on a consolidated basis for such period.

“Consolidated Interest Incurred” means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest (excluding interest on Indebtedness of a Loan Party to another Loan Party) incurred, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued by any of the Loan Parties (and excluding the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party) during such period, including (i) original issue discount and non-cash interest payments or accruals, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letter of credit financings and interest swap and Hedging Obligations, in each case to the extent attributable to such period plus (b) the amount of dividends accrued or payable by the Loan Parties (and excluding the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party) in respect of Disqualified Capital Stock (excluding any amount payable to any Loan Party), which amount shall be “grossed up” to include applicable taxes on income that would be used to pay such dividends, provided, however, that interest, dividends or other payments or accruals of a consolidated Subsidiary that is not wholly owned shall be included only to the extent of the interest of such Person in such Subsidiary. For purposes of this definition, (x) interest on Capitalized Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (a) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (b) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock), shall be excluded, and (c) the net income, if positive, of any of such Person’s consolidated Subsidiaries (other than non-guarantor Subsidiaries) to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such consolidated Subsidiary shall be excluded, provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (a), (b) and (c) above, such amounts shall be excluded only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication; provided further, however, that for purposes of determining Consolidated Net Income of the Loan Parties, the net income of the Mortgage Banking Subsidiaries and any other Subsidiary of the Borrower that is not a Loan Party shall be excluded.

“Consolidated Tangible Net Worth” means, at any date, the Net Worth of the Borrower and its Subsidiaries less the aggregate amount of all goodwill and other assets that are properly classified as “intangible assets” at such date in accordance with GAAP.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, “put” agreement or other similar arrangement, but excluding Repurchase Guaranties. With respect to the Borrower and its Subsidiaries (other than the Mortgage Banking Subsidiaries), Contingent Obligation includes, without limitation of the foregoing, obligations under reimbursement agreements with financial institutions (including the Lenders) relating to Letters of Credit (other than Performance Letters of Credit) issued by such financial institutions for the account of such Person and does not include reimbursement obligations to an issuer of a performance bond.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.07(d).

“Default Rate” means, for any day, a rate per annum equal to the sum of (a) the Alternate Base Rate for such date plus (b) two percent (2%) per annum.

“Disqualified Capital Stock” means (a) except as set forth in clause (b) below, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the stated maturity of the securities, and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Borrower), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

“Dollars” and the sign “$” each means lawful money of the United States of America.

“Eligible Assignee” means a commercial bank, financial institution, other “accredited investor” (as defined in Regulation D of the Securities Act) or a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.

“Entitled Land” means a parcel of Real Estate owned by a Loan Party which is to be developed primarily for residential dwelling units and which satisfies the requirements for the state and county wherein it is located as more particularly described in the Requirements for Entitled Land attached hereto as Exhibit A.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Equity Investment” means the ownership of, or participation in the ownership of, an equity interest in Real Estate or an equity interest in a Person in the business of owning, developing, improving, operating or managing Real Estate.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar Advance” means a Revolving Advance which bears interest at a Eurodollar Rate.

“Eurodollar Loan” means a Revolving Loan which bears interest at a Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the Adjusted LIBO Rate applicable to such Interest Period plus (b) the Applicable Margin.

“Event” means an event, circumstance, condition or state of facts.

“Event of Default” is defined in Section 9.01.

“Excluded Subsidiaries” means the following Subsidiaries of Borrower (none of which is required to be a Guarantor hereunder): (a) the Mortgage Banking Subsidiaries; (b) any Joint Venture Subsidiary with respect to which the terms of the agreement creating such Joint Venture prohibit the joint venturers therein from being or becoming liable for any Indebtedness other than Indebtedness of such Joint Venture; (c) any Subsidiary that under applicable laws or regulations (such as, by way of example, laws regulating insurance companies or providers of cable services) is prohibited from delivering a Guaranty; and (d) any Subsidiary that is not a Wholly-Owned Subsidiary.

“Existing Borrower Public Debt” means the Borrower’s 7-5/8% Senior Notes due 2009, 5.95% Senior Notes due 2013, 5.5% Senior Notes due 2014, 5.6% Senior Notes due 2015, Senior Floating Rate Notes due 2007, Senior Floating-Rate Note due 2009, 5.125% Senior Notes due 2010, 5.95% Senior Notes due 2016 and 6.50% Senior Notes due 2016.

“Existing Credit Agreement” is defined in the Recitals.

“Existing Letters of Credit” means the outstanding Letters of Credit listed in Schedule II hereto issued for the account of the Borrower prior to the Agreement Date by the applicable Lender identified in Schedule II.

“Extension Request” is defined in Section 2.23.

“Facility Fee” means the fee provided for in Section 2.04(a).

“Facility Letter of Credit” means (a) each of the Existing Letters of Credit and (b) a Letter of Credit issued by an Issuer pursuant to Section 2.18.

“Facility Letter of Credit Fee” is defined in Section 2.18(f).

“Facility Letter of Credit Fee Rate” means a rate per annum equal to the Applicable Margin in effect from time to time during the term of any Facility Letter of Credit.

“Facility Letter of Credit Obligations” means, as at the time of determination thereof, without duplication, an amount equal to the sum of (a) the aggregate of the amount then available for drawing under each of the Facility Letters of Credit, (b) the face amount of all outstanding drafts on Facility Letters of Credit, which drafts have been honored by the applicable Issuer, (c) the aggregate amount of all Reimbursement Obligations at such time and (d) the face amount of all Facility Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Facility Letter of Credit has been denied or revoked).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain letter dated June 13, 2006 from JPMSI and the Administrative Agent to the Borrower, and accepted by the Borrower on June 13, 2006.

“Finished Lot” means a parcel of Entitled Land which satisfies the requirements for Land Under Development and in which the owner (including any prior owner) thereof has invested 85% or more of the cost to complete the Improvements thereon, and which constitutes a valid, legally subdivided lot within the meanings of the applicable laws of the states, county and/or municipality within which it is located, and other requirements governing the subdivision of land and constitutes a lot reflected on a duly recorded plat, subdivision map or parcel map in compliance with the requirements of all applicable laws and other requirements governing the subdivision of land and approved by the appropriate Governmental Authority.

“Fitch” means Fitch, Inc. or any Person succeeding to the securities rating business of such company.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect as of the Agreement Date, applied on a consistent basis from time to time.

“Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Lender, the Borrower, any Subsidiaries of the Borrower or any of their respective properties.

“Guarantor” means each Subsidiary of the Borrower that executes a Guaranty (including, if applicable, a Supplemental Guaranty) pursuant to Section 5.01(b) or Section 6.07 of this Agreement. The Guarantors as of the Closing Date are listed in Schedule VII hereto.

“Guaranty” means each of those certain guaranties executed pursuant to Section 5.01(b) on the Closing Date or from time to time after the Closing Date pursuant to Section 6.07 by Subsidiaries of the Borrower, in substantially the form of Exhibit E hereto, in each case in favor of the Administrative Agent, for the benefit of the Lenders, as any such guaranties may be amended, restated, supplemented (including by delivery of a Supplemental Guaranty) or otherwise modified from time to time.

“Hazardous Substances” means any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9061 et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. § 1802 et seq., hazardous wastes identified in or pursuant to The Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., any chemical substance or mixture regulated under the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. § 2601 et seq., any “toxic pollutant” under the Clean Water Act, 33 U.S.C. § 466 et seq., as amended, any hazardous air pollutant under the Clean Air Act, 42 U.S.C. § 7401 et seq., and any hazardous or toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.

“Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

“Housing Unit” means a residential housing unit owned by a Loan Party that is (or, upon completion of construction thereof, will be) available for sale.

“Housing Unit Closing” means a closing of the sale of a Housing Unit by a Loan Party to a bona fide purchaser for value that is not an Affiliate of a Loan Party.

“Housing Unit Under Contract” means a Housing Unit owned by a Loan Party as to which such Loan Party has a bona fide contract of sale, in a form customarily employed by such Loan Party and reasonably satisfactory to the Administrative Agent, entered into not more than 15 months prior to the date of determination with a Person who is not an Affiliate of a Loan Party, under which contract no defaults then exist; provided, however, that in the case of any Housing Unit the purchase of which is to be financed in whole or in part by a loan insured by the Federal Housing Administration or guaranteed by the Veterans Administration, the minimum down payment shall be the amount (if any) required under the rules of the relevant agency.

“Improvements” means on and off-site development work, including but not limited to filling to grade, main water distribution and sewer collection systems and drainage system installation, paving, and other improvements necessary for the use of residential dwelling units and as required pursuant to development agreements which may have been entered into with Governmental Authorities.

“Indebtedness” of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors (but specifically excluding from such exception the deferred purchase price of Real Estate), (iv) evidenced by bankers’ acceptances, (v) consisting of obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (vi) consisting of Capitalized Lease Obligations (including any Capitalized Leases entered into as a part of a sale/leaseback transaction), (vii) consisting of liabilities and obligations under any receivable sales transactions, (viii) consisting of a Letter of Credit, other than a Performance Letter of Credit, or a reimbursement obligation of such Person with respect to any Letter of Credit, (ix) consisting of Hedging Obligations, (x) consisting of Off-Balance Sheet Liabilities or (xi) consisting of Contingent Obligations; and (b) obligations of such Person to purchase Securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property. With respect to the Borrower, Indebtedness includes, without limitation of the foregoing, (x) the Loans and (y) the Borrower’s and any Subsidiary’s pro rata shares of the Indebtedness of any Joint Venture.

“Interest Coverage Ratio” on any date means the ratio of (a) Consolidated EBITDA for the four fiscal quarters ended on such date to (b) total Consolidated Interest Incurred for such fiscal quarters.

“Interest Period” means (a) with respect to any Eurodollar Advance, the period commencing on the date of such Eurodollar Advance and ending seven days or fourteen days thereafter or on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (b) with respect to any Competitive Loan, the period (which shall not be less than five days or more than thirty days) commencing on the date of such Competitive Loan and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless (but only in the case of a Eurodollar Advance for an Interest Period in excess of fourteen days) such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period in excess of fourteen days pertaining to a Eurodollar Advance that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and, in the case of a Revolving Advance, thereafter shall be the effective date of the most recent conversion or continuation of such Advance.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, membership interests, notes, debentures or other securities of any other Person made by such Person.

“Investment Grade Rating” means a senior unsecured public debt rating of BBB- or higher or Baa3 or higher.

“Issuance Date” is defined in Section 2.18(c)(i)(B).

“Issuance Notice” is defined in Section 2.18(c)(iii).

“Issuer” means, with respect to each Existing Letter of Credit, the Issuer thereof identified in Schedule II, and with respect to each Facility Letter of Credit issued on or after the Closing Date, JPMorgan Chase Bank or such other Lender selected by the Borrower with the approval of the Administrative Agent, to issue such Facility Letter of Credit, provided such other Lender consents to act in such capacity. An Issuer may, in its discretion, arrange for one or more Facility Letters of Credit to be issued by Affiliates of such Issuer, in which case the term “Issuer” shall include any such Affiliate with respect to Facility Letters of Credit issued by such Affiliate.

“Joint Lead Arrangers” means JPMSI and Deutsche Bank Securities, Inc.

“Joint Venture” means a joint venture (whether in the form of a corporation, a partnership, limited liability company or otherwise) (a) to which the Borrower or a Joint Venture Subsidiary is or becomes a party (other than tenancies in common), (b) whether or not Borrower is required to consolidate the joint venture in its financial statements in accordance with GAAP, and (c) in which the Borrower or any Joint Venture Subsidiary has or will have a total investment exceeding $25,000 or which has total assets plus contingent liabilities exceeding $100,000. For the purposes of this definition, the Borrower’s or Joint Venture Subsidiary’s investment in a joint venture shall be deemed to include any Securities of the joint venture owned by the Borrower or any Joint Venture Subsidiary, any loans, advances or accounts payable to the Borrower or any Joint Venture Subsidiary from the joint venture, any commitment, arrangement or other agreement by the Borrower or any Joint Venture Subsidiary to provide funds or credit to the joint venture and the Borrower’s or Joint Venture Subsidiary’s share of the undistributed profits of the joint venture.

“Joint Venture Subsidiary” means a Subsidiary of the Borrower which is a partner, shareholder or other equity owner in a Joint Venture which is not a Loan Party.

“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A., in its individual capacity, and its successors.

“JPMSI” means J.P. Morgan Securities Inc., one of the Joint Lead Arrangers hereunder.

“Land Under Development” means Entitled Land upon which construction of Improvements has commenced but not been completed and for which: (a) to the extent required, a performance bond, surety or other security has been issued to and in favor of and unconditionally accepted by each local agency and all relevant Governmental Authorities, including any municipal utility district in which the Real Estate is situated with regard to all work to be performed pursuant to each and all of said subdivision improvement agreements or other agreements; (b) all necessary plans have been approved by all relevant Governmental Authorities for the installation of any and all Improvements required to be installed upon such Real Estate; (c) all necessary permits have been issued for the installation of said Improvements; and (d) utility services necessary for construction of Improvements and residential dwelling units and the operation thereon for the purpose intended will be available to such Real Estate upon completion of the Improvements and there exists a binding obligation on the part of each and every utility company to deliver necessary utility services to such Real Estate.

“Lenders” means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to a Commitment and Acceptance or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Letter of Credit Collateral Account” is defined in Section 2.18(h).

“Letter of Credit Commitment” means, for each Lender, the obligation of such Lender to participate in Facility Letters of Credit in an amount not exceeding the lesser of (a) its Pro Rata Share of the Aggregate Letter of Credit Commitment or (b) its Unused Commitment.

“Letter of Credit Request” is defined in Section 2.18(c)(i).

“Leverage Ratio” means a fraction (expressed as the percentage equivalent), the numerator of which is the sum of (i) all Consolidated Indebtedness, less (ii) the lesser of (A) $500,000,000 and (B) unrestricted cash of the Loan Parties in excess of $15,000,000, and the denominator of which is the sum of (x) all Consolidated Indebtedness plus (y) Adjusted Consolidated Tangible Net Worth plus (z) the lesser of (A) fifty percent (50%) of Subordinated Debt and (B) $300,000,000.

“LIBO Rate” means, with respect to any Eurodollar Advance for any Interest Period, the rate appearing on Telerate Page 3750 (formerly the Dow Jones Market Service), or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Advance for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any lien (statutory or other), mortgage (including, without limitation, purchase money mortgages), pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) and, in the case of Securities, any purchase option, call or similar right of any Person (other than the issuer of such Securities) with respect to such Securities.

“Loan Documents” means (a) this Agreement, the Notes, the Guaranties, and (if and when delivered) the Mortgage Banking Subsidiaries Note Pledge Agreement and (b) any and all other instruments or documents delivered or to be delivered by the Loan Parties pursuant hereto or pursuant to any of the other documents described in clause (a) above, as such documents in clause (a) or (b) may be amended or modified and in effect from time to time.

“Loan Parties” means the Borrower and the Guarantors (including any Subsidiary that executes and delivers a Guaranty after the Closing Date); “Loan Party” means any of the Loan Parties.

“Loans” means (a) the Revolving Loans, (b) the Competitive Loans and (c) the Swing Line Loans. “Loan” means any of the Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business, properties, assets, condition (financial or otherwise), results of operations, or prospects of (i) the Loan Parties, taken as a whole, or (ii) if so specified, the Borrower or any Guarantor, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Subsidiary” means any Subsidiary of the Borrower (other than an Excluded Subsidiary), now owned or hereafter acquired, that has a Net Worth of $10,000,000 or greater, provided that, in no event may there exist Subsidiaries of the Borrower (other than the Excluded Subsidiaries) that have, in the aggregate, a Net Worth in excess of $50,000,000 that are not Guarantors.

“Maturity Date” means the date upon which the outstanding principal amount of all of the Loans, all accrued and unpaid interest thereon, and all other Obligations become due and payable, whether as a result of the occurrence of the stated maturity date or the acceleration of maturity pursuant to the terms of any of the Loan Documents.

“Monthly Payment Date” means the first Business Day of each calendar month, commencing in August, 2006.

“Moody’s” means Moody’s Investors Service, Inc. or any Person succeeding to the securities rating business of such company.

“Mortgage” means any mortgage, deed of trust or other security deed in Real Estate, or in rights or interests, including leasehold interests, in Real Estate.

“Mortgage Banking Subsidiaries Adjusted Net Worth” means, at any date, the Net Worth of the Mortgage Banking Subsidiaries on a consolidated basis as determined in accordance with GAAP (including in the assets used to determine Net Worth the amount of the Capitalized Mortgage Servicing as of such date), less the amount of all goodwill and other assets that are properly classified as “intangible assets” at such date in accordance with GAAP.

“Mortgage Banking Subsidiaries Note” means a promissory note executed by the Mortgage Banking Subsidiaries as joint makers payable to the order of the Borrower and each Guarantor that lends funds to any of the Mortgage Banking Subsidiaries evidencing such loans.

“Mortgage Banking Subsidiaries Note Pledge Agreement” is defined in Section 8.01(a)(i), and includes any amendment, supplement, restatement or other modification of such agreement.

“Mortgage Banking Subsidiary” means a Subsidiary of the Borrower which is engaged or hereafter engages in the mortgage banking business, including the origination, servicing, packaging and/or selling of mortgages on residential single- and multi-family dwellings and/or commercial property, and in any event shall include AFSI, UAMC, UAMC Asset Corp. II, Universal American Mortgage Corporation of California and Eagle Home Mortgage, Inc.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Net Book Value” means, with respect to an asset owned by a Loan Party, the gross investment of such Loan Party in the asset, less all reserves (including loss reserves and reserves for depreciation) attributable to that asset, all determined in accordance with GAAP consistently applied, including, in the case of Unimproved Entitled Land, any unamortized land credits.

“Net Housing Unit Proceeds” means, in connection with the sale of any Housing Unit by a Loan Party, the gross sales price less (a) all bona fide prorations and adjustments to the sales price required to be made pursuant to the terms of the sales contract and (b) the aggregate amount of bona fide closing costs due to any Person, provided that, if such closing costs are due to an Affiliate of a Loan Party, such costs comply with Section 7.12.

“Net Worth” means, at any date, with respect to any Person the amount of consolidated stockholders’ equity of such Person and its consolidated Subsidiaries as shown on its balance sheet as of such date in accordance with GAAP.

“New Lender” means either a Lender or an Eligible Assignee, in each case approved by the Borrower and the Administrative Agent, that agrees to become a Lender or that agrees to increase its Commitment, in accordance with the provisions of Section 2.17.

“Non-Consenting Lender” is defined in Section 2.23.

“Non-Recourse Indebtedness” means Indebtedness of a Loan Party for which its liability is limited to the Real Estate upon which it grants a Lien to the holder of such Indebtedness as security for such Indebtedness, but only to the extent that the amount of such Indebtedness does not exceed such Loan Party’s original cost of purchase of such Real Estate or the most current appraised value of such Real Estate.

“Notes” means the Revolving Loan Notes, the Competitive Loan Notes and the Swing Line Note.

“Obligations” means all Loans, Facility Letter of Credit Obligations, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to the Administrative Agent, any Lender, the Swing Line Bank, the Joint Lead Arrangers, any Affiliate of the Administrative Agent or any Lender, any Issuer or any Person entitled to indemnification by any Loan Party under this Agreement or any other Loan Document, of any kind or nature, present or future, arising under this Agreement or any other Loan Documents, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, reasonable paralegals’ fees and any other sum chargeable to any Loan Party under this Agreement or any other Loan Document.

“Off-Balance Sheet Liabilities” of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, (b) any liability of such Person or any of its Subsidiaries under any financing lease, any synthetic lease (under which all or a portion of the rent payments made by the lessee are treated, for tax purposes, as payments of interest, notwithstanding that the lease may constitute an operating lease under GAAP) or any other similar lease transaction, or (c) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing and which has an actual or implied interest component but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

“Participants” is defined in Section 12.03.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Performance Letter of Credit” means a Letter of Credit issued to a Governmental Authority or a quasi-governmental agency to insure the completion by a Loan Party of a development of land improvements or to insure payment by a Loan Party of escrow accounts.

“Permitted Liens” means (a) Liens existing on the date of this Agreement and described on Schedule IV hereto; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning restrictions, assessment district or similar Liens in connection with municipal financing, and similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the Real Estate subject thereto (as such Real Estate is used by the Borrower or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in a default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation; (h) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Borrower or a Subsidiary or Liens securing Indebtedness incurred in connection with an acquisition of Real Estate, provided that (1) such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets or (2) such Liens are granted to the seller of such Real Estate to secure the purchase price therefor; (i) Liens securing Indebtedness incurred to refinance any Indebtedness that was previously so secured and permitted hereunder (which refinancing Indebtedness may exceed the amount refinanced, provided such refinancing Indebtedness is otherwise permitted under this Agreement) in a manner no more adverse to the Lenders than the terms of the Liens securing such refinanced Indebtedness, provided, however, that, Liens securing refinancing of the Indebtedness held by the REIT Subsidiary (as described in clause (j) below) shall not be permitted; (j) mortgages, deeds of trust and other similar instruments granted by any Loan Party to the REIT Subsidiary and held by the REIT Subsidiary as security for Indebtedness of such Loan Party to the REIT Subsidiary, provided that (i) the REIT Subsidiary is a Guarantor, (ii) such mortgages, deeds of trust and similar instruments are in a form reasonably approved by Administrative Agent and are not recorded or filed in any real property records or other public or official records and (iii) the REIT Subsidiary executes and delivers to Administrative Agent an agreement reasonably satisfactory to Administrative Agent subordinating to the Obligations, the REIT Subsidiary’s rights, liens and claims against the Borrower and the other Loan Parties, together with certified resolutions, opinions of counsel and other supporting documentation with respect to such subordination reasonably satisfactory to Administrative Agent, and (k) a Lien, solely against the ownership interest of the Borrower or any Subsidiary in a Joint Venture or Subsidiary that is not a Guarantor, granted under the limited partnership agreement, joint venture agreement or limited liability company agreement for such Joint Venture or Subsidiary, solely to secure the obligation of the Borrower or the Subsidiary to make capital contributions pursuant to such agreement; provided, however, that such Lien shall be a Permitted Lien only as long as there are no outstanding obligations secured thereby.

“Person” means any natural person, corporation, firm, enterprise, trust, association, company, partnership, limited liability company, joint venture or other entity or organization, or any government or political subdivision or any agency, department, or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pricing Grid” means the pricing grid attached hereto as Exhibit F.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Project” means a parcel of Real Estate owned by a Loan Party which is to be developed or sold as part of a common scheme.

“Pro Rata Share” means, at any time for any Lender, the ratio that such Lender’s Commitment bears to the Aggregate Commitment.

“Qualified Finished Lots” means, at any date, the sum of (a) the Net Book Value of Finished Lots that are under a bona fide contract for sale by a Loan Party to a Person that is not an Affiliate of a Loan Party and (b) the lesser of (i) the product of (A) the total number of Housing Units with respect to which the Loan Parties entered into such contracts during the period of six consecutive calendar months most recently ended at such date, provided that Housing Units shall include housing units of entities that were acquired and became Loan Parties during the applicable period, multiplied by (B) the average Net Book Value of all Finished Lots as of the end of such six-month period and (ii) an amount equal to 40% of Adjusted Consolidated Tangible Net Worth at such date.

“Quarterly Payment Date” means the first Business Day of each January, April, July and October, commencing in October, 2006.

“Rating Agency” means any one of Fitch, Moody’s or S&P.

“Real Estate” means land, rights in land and interests therein (including, without limitation, leasehold interests), and equipment, structures, improvements, furnishings, fixtures and buildings (including a mobile home of the type usually installed on a developed site) located on or used in connection with land, rights in land or interests therein (including leasehold interests), but shall not include Mortgages or interests therein.

“Real Estate Business” means homebuilding, housing construction, home sales, real estate development or construction, a plant/tree nursery for landscaping of Housing Units, and related real estate activities, including the provision of mortgage financing, title insurance and other goods and services to home buyers, home owners and other occupants of homes, including without limitation, cable TV services, home security, home design, broadband communications and other communications services and home office support services.

“Recent Balance Sheet” is defined in Section 4.05.

“Register” is defined in Section 13.07.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuers and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuers and the Administrative Agent under or in respect of the Facility Letters of Credit.

“REIT Subsidiary” means a corporation or business trust that the Borrower has caused or may hereafter cause to be organized as an indirect Subsidiary of the Borrower and that elects to be treated as a “qualified real estate investment trust” in accordance with Section 856 of the Code, the business purpose of which Subsidiary is to centralize the internal financing of the Borrower’s real estate development and construction activities.

“Replacement Lender” is defined in Section 2.24.

“Reply Date” is defined in Section 2.23.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Repurchase Guaranty” means a guaranty by Borrower or any other Loan Party of the obligations of any Mortgage Banking Subsidiary (i) as seller under an agreement for the sale of mortgage loans to a special purpose entity in connection with the securitization of such mortgage loans and (ii) as servicer of such mortgage loans following such sale, provided, however, that such obligations shall not include any guaranty of the obligations of any obligor under any mortgage loan.

“Required Lenders” means, subject to the provisions of Section 13.06(c), Lenders whose Pro Rata Shares, in the aggregate, are greater than 66-2/3%; provided, however, that if all of the Commitments have been terminated pursuant to the terms of this Agreement, “Required Lenders” means Lenders whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and Facility Letter of Credit Obligations are greater than 66-2/3%.

“Reserve Requirement” means, with respect to a Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Revolving Advance” means a borrowing under Section 2.01 (or the conversion or continuation of any such borrowing) consisting of the aggregate amount of the several Revolving Loans made by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

“Revolving Credit Exposure” means, with respect to any Lender at any time (without duplication), the sum of the outstanding principal amount of such Lender’s Revolving Loans, its Pro Rata Share of all outstanding Swing Line Loans and its Pro Rata Share of all Facility Letter of Credit Obligations at such time.

“Revolving Loan” means, with respect to a Lender, a loan made by such Lender pursuant to Section 2.01 and any conversion or continuation thereof.

“Revolving Loan Note” means a promissory note in substantially the form of Exhibit C hereto executed by the Borrower payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal, restatement or replacement of such note.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities” of any Person means equity securities and debt securities and any other instrument commonly understood to be a security issued by that Person.

“Securities Act” is defined in Section 6.04(g).

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any Person succeeding to the securities rating business of such company.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means any Indebtedness of the Borrower which by its terms is subordinated, in form and substance and in a manner satisfactory to the Administrative Agent, in time and right of payment to the prior payment in full of the Obligations, but which in any event matures not earlier than twelve months after the Termination Date.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Subsidiary Unmatured Defaults” is defined in Section 2.07(c).

“Supplemental Guaranty” means a “Supplemental Guaranty” in the form provided for and as defined in the form of Guaranty attached hereto as Exhibit E.

“Swing Line Bank” means JPMorgan Chase Bank or any other Lender as a successor Swing Line Bank.

“Swing Line Commitment” means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum of $150,000,000 at any one time outstanding.

“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.10 hereof.

“Swing Line Note” means the promissory note in substantially the form of Exhibit D hereto executed by the Borrower payable to the order of the Swing Line Bank in the amount of the Swing Line Commitment, including any amendment, modification, renewal, restatement or replacement of such note.

“Termination Date” means July 20, 2011, or such later date, if any, to which the Termination Date may be extended pursuant to Section 2.23, subject, however, to earlier termination in whole of the Aggregate Commitment pursuant to the terms of this Agreement.

“Three-Month Secondary CD Rate” means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

“Type” means, with respect to any Revolving Advance, its nature as an ABR Advance or Eurodollar Advance.

“UAMC” means Universal American Mortgage Company, LLC.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Unimproved Entitled Land” means Entitled Land upon which no Improvements have been commenced.

“Unmatured Default” means an event, act or condition which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Unused Commitment” means, at any date, with respect to each Lender, the amount by which its Commitment exceeds the sum of the outstanding balance of its Revolving Loans and its Pro Rata Share of the aggregate amount then available for drawing under the Facility Letters of Credit.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
SECTION 1.02. Computation of Time Periods. For the purposes of this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”.

SECTION 1.03. Accounting Terms.

(a) All accounting terms used and not specifically defined herein shall be construed in accordance with GAAP. All references herein to GAAP shall be deemed to refer to those principles; provided, however, that notwithstanding the requirements imposed by GAAP which require the consolidation of the operations of the Mortgage Banking Subsidiaries with the operations of the Borrower, for the purposes of the calculations set forth in Article VII hereof, the operations of such Subsidiary shall be so included only as specifically provided for herein.

(b) In the event that the Borrower shall acquire, pursuant to a transaction permitted under this Agreement, all of the equity Securities of a corporation (the “Acquired Company”) which have ordinary voting power for the election of directors of the Acquired Company and, provided that (i) the Borrower shall have furnished to the Administrative Agent, and the Administrative Agent shall have approved (A) consolidated balance sheets and related consolidated statements of earnings, stockholders’ equity and cash flows of the Acquired Company for the most recently concluded fiscal year of the Acquired Company, prepared in accordance with GAAP consistently applied and audited and reported upon by a firm of independent certified public accountants of recognized standing acceptable to the Administrative Agent (such audit to be unqualified) and (B) for any quarters of the next succeeding fiscal year that are concluded as of the date of such Acquisition, a consolidated balance sheet of the Acquired Company as of the end of the most recent quarter, and the related consolidated statement of earnings and cash flows of the Acquired Company for the period from the beginning of the current fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the chief financial officer of the Acquired Company and (ii) the Acquired Company shall either become or be merged into a Guarantor hereunder, then, from and after such Acquisition, the Borrower shall include in the determination of Consolidated EBITDA, Consolidated Interest Expense, Consolidated Interest Incurred and Consolidated Net Income, for any applicable period for which such amounts are to be determined pursuant to this Agreement, such Acquired Company as if such Acquired Company had been a Loan Party during such period.

ARTICLE II

THE CREDITS
SECTION 2.01. Commitment.

(a) Revolving Credit Advances. On and after the Closing Date and prior to the Termination Date, upon the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender severally agrees to make Revolving Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment, provided that in no event may the Aggregate Credit Exposure exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow under this Agreement at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date.

(b) Letter of Credit Commitment. On and after the Closing Date and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, to participate in the Existing Letters of Credit and in other Facility Letters of Credit issued pursuant to Section 2.18 for the account of the Borrower, provided that in no event may the aggregate amount of all Facility Letter of Credit Obligations exceed the lesser of (A) the Aggregate Letter of Credit Commitment and (B) the amount by which the Aggregate Commitment exceeds the Aggregate Credit Exposure.

(c) Revolving Advances and Participations Pro Rata. Revolving Advances hereunder shall be made ratably by the several Lenders in accordance with their respective Pro Rata Shares. Participations in Facility Letters of Credit hereunder shall be ratable among the several Lenders in accordance with their respective Pro Rata Shares.

(d) Maturity. All Obligations shall be due and payable by the Borrower on the Termination Date unless such Obligations shall sooner become due and payable pursuant to Section 9.02 or as otherwise provided in this Agreement.
SECTION 2.02. Types of Advances. The Revolving Advances may be ABR Advances, or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.06; provided, however, that there shall not be more than five Eurodollar Advances outstanding at any time.
SECTION 2.03. Principal Payments.

(a) Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding ABR Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding ABR Advances upon notice to the Administrative Agent not later than 11:00 a.m. New York time) on the date of payment, and (ii) the Borrower may, upon three Business Days’ prior notice to the Administrative Agent, (A) pay any Eurodollar Advance in full on the last day of the Interest Period for such Eurodollar Advance, and (B) prepay any Eurodollar Advance in full prior to the last day of the Interest Period for such Eurodollar Advance.

(b) Payments of Mortgage Banking Subsidiaries Note. The Borrower shall prepay the principal of the Loans in the amount, and promptly upon its receipt, of any principal payment made with respect to the Mortgage Banking Subsidiaries Note from and after the date the Administrative Agent is granted a security interest therein pursuant to Section 8.01.

(c) Funding Indemnification. The provisions of Section 3.04 shall apply to any payment or prepayment provided for in this Section 2.03.

(d) Application of Payments. Unless this Agreement specifically provides for the application of principal payments to specified Obligations, the Borrower may, as long as no Event of Default has occurred that is continuing, direct the Administrative Agent to apply prepayments of the principal amount of the Obligations against any Swing Line Loans, any Competitive Bid Loans or any Revolving Advances.

SECTION 2.04. Facility Fees; Reductions of Commitments.

(a) Facility Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Facility Fee, at a rate per annum equal to the Applicable Facility Fee Rate on the daily amount of such Lender’s Commitment (whether used or unused) from the date hereof to and including the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Facility Fees shall be payable in arrears on each Quarterly Payment Date and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any Facility Fees accruing after the date on which the Commitments terminate shall be payable on demand. The fees payable under this Section 2.04, once paid, shall not be refundable for any reason.

(b) Voluntary Reduction of Commitments. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in the minimum amount of $5,000,000, and, if in excess thereof, in integral multiples of $1,000,000, upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Credit Exposure.
SECTION 2.05. Method of Borrowing. Not later than 1:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Revolving Loan, in funds immediately available to the Administrative Agent at its address specified pursuant to Section 13.01. The Administrative Agent will make the funds so received from the Lenders available to the Borrower by deposit into an account maintained by the Borrower at JPMorgan Chase Bank.
SECTION 2.06. Method of Selecting Types and Interest Periods for Revolving Advances.

(a) Borrowing Notices. The Borrower shall select the Type of each Revolving Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (New York time) on the Borrowing Date for each ABR Advance and prior to 11:00 a.m. (New York time) on the date which is two Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i) the Borrowing Date, which shall be a Business Day, of such Revolving Advance,

(ii) the aggregate amount of such Revolving Advance,

(iii) the Type of Revolving Advance selected, and

(iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

The Borrower shall be entitled to obtain, on the Closing Date, only one Revolving Advance and, on any single Business Day after the Closing Date, only one Revolving Advance, each of which Revolving Advances may (subject to the provisions of Section 2.02) be comprised in whole or in part of any Eurodollar Advance. Changes in the rate of interest on that portion of any Revolving Advance maintained as a ABR Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. The Borrower shall select Interest Periods with respect to Eurodollar Advances so that it is not necessary to repay a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make any mandatory payment required to be made pursuant to this Agreement or to repay all Loans in full on the Termination Date. In the case of a Eurodollar Advance made during the continuance of an Subsidiary Unmatured Default, the Interest Period for such Advance may not extend beyond the date on which such Subsidiary Unmatured Default would (if not cured) become an Event of Default.

(b) Borrowing Notices Irrevocable. Each Borrowing Notice shall be irrevocable and binding on the Borrower and, in respect of the borrowing specified in the Borrowing Notice, the Borrower shall indemnify each Lender against any loss or expense incurred by that Lender as a result of any failure to fulfill the applicable conditions set forth in Section 5.02 on or before the proposed Borrowing Date specified in the Borrowing Notice, including, without limitation, any loss (including loss of profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund the Loan to be made by that Lender as part of that borrowing when that Loan, as a result of that failure, is not made on that date.
SECTION 2.07. Method of Selecting Types and Interest Periods for Conversion and Continuation of Revolving Advances.

(a) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.07(c), to convert all or any part of a Revolving Advance of any Type into any other Type or Types of Revolving Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

(b) Automatic Conversion and Continuation. ABR Advances shall continue as ABR Advances unless and until such ABR Advances are converted into Eurodollar Advances. Eurodollar Advances of any Type shall continue as Eurodollar Advances of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a ABR Advance unless the Borrower shall have given the Administrative Agent notice in accordance with Section 2.07(d), requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance of such Type for the same or another Interest Period or be converted into a Revolving Advance of another Type.

(c) No Conversion in Case of an Event of Default or Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.07(a) or 2.07(b), no Revolving Advance may be converted into or continued as a Eurodollar Advance (except with the consent of the Required Lenders) when there has occurred and is continuing any Event of Default or Unmatured Default, except for Unmatured Defaults (other than the failure to pay any Obligation) that with respect to Subsidiaries of the Borrower whose assets constitute in the aggregate less than 5% of the assets of the Borrower and its Subsidiaries (other than the Mortgage Banking Subsidiaries) on a consolidated basis (calculated as at the Borrower’s then most recent fiscal quarter end) (“Subsidiary Unmatured Defaults”); provided the Borrower certifies (either in the Conversion/Continuation Notice or in a separate certificate addressed to the Administrative Agent for the benefit of the Lenders) that (a) such Subsidiary Unmatured Defaults are not reasonably likely to have a Material Adverse Effect and (b) the Borrower reasonably expects to cure such Subsidiary Unmatured Defaults before the date on which the same becomes an Event of Default, which certificate shall provide reasonable detail regarding the Subsidiary Unmatured Defaults and the Borrower’s proposed cure thereof. The Administrative Agent shall furnish a copy of such certification to the Lenders.

(d) Conversion/Continuation Notice. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Revolving Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (New York time) on the day of any conversion into an ABR Advance or prior to 11:00 a.m. (New York time) on the date which is two Business Days prior to the date of the requested conversion into or continuation of a Eurodollar Advance, specifying:

(i) the requested date (which shall be a Business Day) of such conversion or continuation;

(ii) the amount and Type of the Revolving Advance to be converted or continued; and

(iii) the amount and Type(s) of Revolving Advance(s) into which such Revolving Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

In the case of a conversion or continuation of Eurodollar Advance made during the continuance of an Subsidiary Unmatured Default, the Interest Period for such Advance may not extend beyond the date on which such Subsidiary Unmatured Default would (if not cured) become an Event of Default.

SECTION 2.08. Minimum Amount of Each Revolving Advance. Each Revolving Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof) provided, however, that any ABR Advance may be in the amount by which the Aggregate Commitment exceeds the Aggregate Credit Exposure.

SECTION 2.09. Competitive Bid Procedure.

(a) Competitive Bid Request. Subject to the terms and conditions set forth herein, from time to time prior to the Termination Date, the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans, provided that (i) in no event may the aggregate principal balance of all outstanding Competitive Loans exceed $300,000,000 and (ii) in no event may the Aggregate Credit Exposure exceed the Aggregate Commitment. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m., New York time, one Business Day before the date of the proposed Competitive Loan; provided that the Borrower may submit up to (but not more than) three (3) Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information:

(i) the aggregate amount of the requested Competitive Loan;

(ii) the Borrowing Date of such Competitive Loan, which shall be a Business Day;

(iii) the Interest Period to be applicable to such Competitive Loan, which shall be a period contemplated by the definition of the term “Interest Period”; and

(iv) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

(b) Competitive Bid. Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy not later than 10:00 a.m., New York time on the proposed date of such Competitive Loan. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Loan requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Competitive Bid Rates at which the Lender is prepared to make such Competitive Loan or Competitive Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Competitive Loan and the last day thereof.

(c) Notice of Competitive Bid. The Administrative Agent shall notify the Borrower by telecopy not later than 10:30 a.m., New York time, on the proposed date of the Competitive Loan of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d) Acceptance of Competitive Bid. Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid not later than 11:30 a.m., New York time, on the proposed date of the Competitive Loan; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Loan specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

(e) Notice of Acceptance of Competitive Bid. The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make and, subject to the terms and conditions hereof, shall advance on the Borrowing Date set forth in the applicable Competitive Bid Request the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) Acceptance Irrevocable. The Borrower’s acceptance of a Competitive Bid shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the applicable Lender or Lenders against any loss or expense incurred by such Lender or Lenders as a result of any failure to fulfill the applicable conditions set forth in Section 5.02 on or before the proposed Borrowing Date of such proposed Competitive Loan, including, without limitation, any loss (including loss of profit) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or Lenders to fund the Competitive Loan to be made by such Lender or Lenders when that Competitive Loan, as a result of that failure, is not made on that date.

(g) Competitive Bids by Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

(h) No Effect on Commitment. The Commitment of a Lender that makes a Competitive Loan shall not be reduced or otherwise affected by the making of such Competitive Loan.

SECTION 2.10. Swing Line Loans.

(a) Swing Line Commitment. In addition to the Revolving Advances pursuant to Sections 2.01 and Competitive Bid Loans pursuant to Section 2.09, but subject to the terms and conditions of this Agreement (including but not limited to those limitations set forth in Section 2.01), the Swing Line Bank agrees to make the Swing Line Loans to the Borrower in accordance with this Section 2.10 up to the amount of the Swing Line Commitment. Swing Line Loans shall not be limited by the amount of the Swing Line Bank’s Commitment but shall be subject to the limitations set forth in Section 2.10. Amounts borrowed under this Section 2.10 may be borrowed, repaid and reborrowed to, but not including, the Termination Date. All outstanding Swing Line Loans shall bear interest at the Alternate Base Rate.

(b) Swing Line Request. The Borrower may request a Swing Line Loan from the Swing Line Bank on any Business Day before the Termination Date by giving the Administrative Agent and the Swing Line Bank notice by 2:00 p.m. (New York time) on such Borrowing Date specifying the aggregate amount of such Swing Line Loan, which shall be an amount not less than $500,000. The Administrative Agent shall promptly notify each Lender of such request.

(c) Making of Swing Line Loans. The Swing Line Bank shall, no later than 4:00 p.m. (New York time) on such Borrowing Date, make the funds for such Swing Line Loan available to the Borrower at the Administrative Agent’s address, or at such other place as indicated in written money transfer instructions from the Borrower, signed by an Authorized Officer.

(d) Swing Line Note. The Swing Line Loans shall be evidenced by the Swing Line Note and each Swing Line Loan shall be paid in full by the Borrower on or before the earlier of the fifth Business Day after the Borrowing Date for such Swing Line Loan or the Termination Date.

(e) Repayment of Swing Line Loans. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $500,000, any portion of the outstanding Swing Line Loans upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent: (i) may at any time in its sole discretion or (ii) shall on the fifth Business Day after the Borrowing Date for such Swing Line Loan, require the Lenders (including the Swing Line Bank) to make a Revolving Advance at the Alternate Base Rate in an amount up to the amount of Swing Line Loans outstanding on such date for the purpose of repaying Swing Line Loans; provided, however, that the obligation of each Lender to make any such Revolving Advance is subject to the condition that the Swing Line Bank believed in good faith that all conditions under Section 5.02 were satisfied at the time the Swing Line Loan was made. If the Swing Line Bank receives notice from any Lender that a condition under Section 5.02 has not been satisfied, no Swing Line Loan shall be made until (A) such notice is withdrawn by that Lender or (B) the Required Lenders have waived satisfaction of any such condition. The Lenders shall deliver the proceeds of such Revolving Advance to the Administrative Agent by 1:00 p.m. (New York time) on the applicable Borrowing Date for application to the Swing Line Bank’s outstanding Swing Line Loans. Subject to the proviso contained in the second sentence of this Section 2.10(e), each Lender’s obligation to make available its Pro Rata Share of the Revolving Advance referred to in this Section shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Bank, or anyone else, (2) the occurrence or continuance of an Event of Default or Unmatured Default, (3) any adverse change in the condition (financial or otherwise) of the Borrower or (4) any Event whatsoever. If for any reason a Lender does not make available its Pro Rata Share of the foregoing Revolving Advance, such Lender shall be deemed to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in each Swing Line Loan then being repaid, equal to its Pro Rata Share of all such Swing Line Loans being repaid, so long as such purchase would not cause such Lender to exceed its Commitment. If any portion of any amount paid (or deemed paid) to the Administrative Agent is recovered by or on behalf of the Borrower from the Administrative Agent in bankruptcy or otherwise, the loss of the amount so recovered shall be shared ratably among all Lenders in accordance with their respective Pro Rata Shares.

SECTION 2.11. Rate after Maturity. Any Loan which is not paid at maturity for such Loan, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Default Rate.

SECTION 2.12. Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 2:00 p.m. (New York time) on the date when due and (except in the case of payments in respect of Swing Line Loans which shall be paid to the Swing Line Bank and payments in respect of Competitive Loans which shall be paid to the Lenders holding such Competitive Loans) shall, upon receipt by the Administrative Agent be paid ratably by the Administrative Agent among the Lenders with respect to their Loans. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge any account of the Borrower maintained with JPMorgan Chase Bank for each payment of principal, interest and fees as it becomes due hereunder. The Administrative Agent shall endeavor in good faith to provide telephonic notice to Borrower prior to any such charge, but the Administrative Agent shall not be liable to Borrower or any other Person if Administrative Agent fails to provide any such notice. If and to the extent payment owed to any Lender is not made by the Borrower to the Administrative Agent or that Lender, as the case may be, when due hereunder or under any Loan held by that Lender, the Borrower further authorizes such Lender to charge from time to time against any or all of the accounts maintained by the Borrower with the Lender, its subsidiaries, affiliates or branches any amount so due, subject to the provisions of Article XI.

SECTION 2.13. Notes; Telephonic Notices.

(a) Any Lender may request, by written notice to the Administrative Agent, that any Loans made or to be made by it hereunder each be evidenced by a Note or Notes payable to such Lender, and, in such event, the Borrower shall execute and deliver to the Administrative Agent a Revolving Loan Note or Competitive Loan Note (as the case may be) payable to the order of such Lender. Upon the execution and delivery of (i) a Revolving Loan Note, the Revolving Loans theretofore or thereafter made by such Lender shall be evidenced by the applicable Revolving Loan Note payable to such Lender and (ii) a Competitive Loan Note, the Competitive Loans theretofore or thereafter payable to such Lender shall be evidenced by such Competitive Loan Note.

(b) The Borrower hereby authorizes the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person that the Administrative Agent in good faith believes to be an Authorized Officer designated herein or otherwise in writing by the Borrower. All actions taken by the Lenders and the Administrative Agent upon such telephonic notices are hereby approved by the Borrower, and the Lenders and the Administrative Agent shall incur no liability as a result of any such actions. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

SECTION 2.14. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each ABR Advance and Swing Line Loan shall be payable on each Monthly Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the ABR Advance or Swing Line Loan is prepaid, whether due to acceleration or otherwise, and on the Termination Date. Interest accrued on that portion of the outstanding principal amount of any ABR Advance converted into a Eurodollar Advance on a day other than a Monthly Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance and Competitive Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance or Competitive Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on ABR Loans, Swing Line Loans and Competitive Loans, Facility Fees and Facility Letter of Credit Fees shall be calculated for actual days elapsed on the basis of a 365-day (or, if applicable, 366-day) year; interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (New York time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

SECTION 2.15. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each notice of reduction of the Aggregate Commitment received by the Administrative Agent and will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice and repayment notice received by the Administrative Agent hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate.

SECTION 2.16. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

SECTION 2.17. Increase in Aggregate Commitment.

(a) Request for Increase. The Borrower may, at any time and from time to time, request, by notice to the Administrative Agent, the Administrative Agent’s approval of an increase of the Aggregate Commitment (a “Commitment Increase”) within the limitations hereafter described, which request shall set forth the amount of each such requested Commitment Increase. Within twenty (20) days of such request, the Administrative Agent shall advise the Borrower of its approval or disapproval of such request; failure to so advise the Borrower shall constitute disapproval. If the Administrative Agent approves any such Commitment Increase, then the Aggregate Commitment may be so increased (up to the amount of such approved Commitment Increase) by having one or more New Lenders increase the amount of their then existing Commitments or become Lenders. Any Commitment Increase shall be subject to the following limitations and conditions: (i) any increase (in the aggregate) in the Aggregate Commitment and the amount (in the aggregate) of any new Commitment and/or any amount (in the aggregate) of any increase in the Commitment of any New Lender, shall not be less than $5,000,000 (and shall be in integral multiples of $1,000,000 if in excess thereof); (ii) no Commitment Increase pursuant to this Section 2.17 shall increase the Aggregate Commitment to an amount in excess of $3,200,000,000; (iii) the Borrower and each New Lender shall have executed and delivered a commitment and acceptance (the “Commitment and Acceptance”) substantially in the form of Exhibit G hereto, and the Administrative Agent shall have accepted and executed the same; (iv) the Borrower shall have executed and delivered to the Administrative Agent such Note or Notes as any such New Lender shall request to reflect such Commitment Increase; (v) the Borrower shall have delivered to the Administrative Agent opinions of counsel (substantially similar to the forms of opinions provided for in Section 5.01 modified to apply to the Commitment Increase and each Note and Commitment and Acceptance executed and delivered in connection therewith); (vi) the Guarantors shall have consented in writing to the Commitment Increase and shall have agreed that their Guaranties continue in full force and effect; and (vii) the Borrower and each New Lender shall otherwise have executed and delivered such other instruments and documents as the Administrative Agent shall have reasonably requested in connection with such Commitment Increase. The form and substance of the documents required under clauses (iii) through (vii) above shall be fully acceptable to the Administrative Agent. The Administrative Agent shall provide written notice to all of the Lenders hereunder of any Commitment Increase.

(b) Revolving Loans by New Lenders. Upon the effective date of any increase in the Aggregate Commitment pursuant to the provisions hereof, which effective date shall be mutually agreed upon by the Borrower, each New Lender and the Administrative Agent, each New Lender shall make a payment to the Administrative Agent in an amount sufficient, upon the application of such payments by all New Lenders to the reduction of the outstanding Revolving Advances held by the Lenders, to cause the principal amount outstanding under the Revolving Loans made by each Lender (including any New Lender) to be in the amount of its Pro Rata Share (upon the effective date of such increase) of all outstanding Revolving Advances. The Borrower hereby irrevocably authorizes each New Lender to fund to the Administrative Agent the payment required to be made pursuant to the immediately preceding sentence for application to the reduction of the outstanding Revolving Loans held by the other Lenders hereunder. If, as a result of the repayment of the Revolving Advances provided for in this Section 2.17(b), any payment of a Eurodollar Advance occurs on a day which is not the last day of the applicable Interest Period, the Borrower will pay to the Administrative Agent for the benefit of any of the Lenders holding a Eurodollar Loan any loss or cost incurred by such Lender resulting therefrom in accordance with Section 3.04. Upon the effective date of such increase in the Aggregate Commitment, all Revolving Loans outstanding hereunder (including any Revolving Loans made by the New Lenders on such date) shall be ABR Loans, subject to the Borrower’s right to convert the same to Eurodollar Loans on or after such date in accordance with the provisions of Section 2.07.

(c) New Lenders’ Participation in Facility Letters of Credit. Upon the effective date of any increase in the Aggregate Commitment and the making of the Revolving Loans by the New Lenders in accordance with the provisions of Section 2.17(b), each New Lender shall also be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, from the Lenders party to this Agreement immediately prior to the effective date of such increase, an undivided interest and participation in any Facility Letter of Credit then outstanding, ratably, such that each Lender (including each New Lender) holds a participation interest in each such Facility Letter of Credit in proportion to the ratio that such Lender’s Commitment (upon the effective date of such increase in the Aggregate Commitment) bears to the Aggregate Commitment as so increased.

(d) No Obligation to Increase Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment or agreement on the part of the Borrower or the Administrative Agent to give or grant any Lender the right to increase its Commitment hereunder at any time or a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time, and no Commitment of a Lender shall be increased without its prior written approval.

SECTION 2.18. Facility Letters of Credit.

(a) Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, each Issuer hereby agrees to issue upon the request of and for the account of the Borrower, through such of the Issuer’s Lending Installations or Affiliates as the Issuer and the Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this Section 2.18 from time to time during the period commencing on the Closing Date and ending on the fourteenth day prior to the Termination Date.

(b) Conditions for Issuance. In addition to being subject to the satisfaction of the conditions contained in Section 5.02, the obligation of an Issuer to issue, and the issuance of, any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

(i) the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by such Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon such Issuer;

(ii) after giving effect to the requested issuance of any Facility Letter of Credit, the Facility Letter of Credit Obligations do not exceed the lesser of (A) the Aggregate Letter of Credit Commitment, or (B) an amount equal to the amount by which the Aggregate Commitment exceeds the sum of all outstanding Revolving Advances, all outstanding Competitive Loans and all outstanding Swing Line Loans;

(iii) the Facility Letter of Credit shall be a standby Letter of Credit and not a trade Letter of Credit, shall only provide for drawings by sight draft and shall be issued in U.S. Dollars;

(iv) the requested Facility Letter of Credit has an expiration date not later than fourteen days prior to the Termination Date;

(v) the Borrower shall have delivered to such Issuer at such times and in such manner as such Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Facility Letter of Credit, and the proposed Facility Letter of Credit shall be satisfactory to such Issuer as to form and content; and

(vi) as of the Issuance Date, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain such Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that such Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit (and in any such case, such Issuer shall promptly notify the Administrative Agent and the Borrower of such fact).

(c) Procedure for Issuance.

(i) The Borrower shall give an Issuer and the Administrative Agent at least three Business Days’ prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a “Letter of Credit Request”). The Letter of Credit Request shall be in a form acceptable to the Administrative Agent, the Issuer and the Borrower and shall specify:

(A)	the stated amount of the Facility Letter of Credit requested;

(B)	the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the “Issuance Date”);

(C)	the date on which such requested Facility Letter of Credit is to expire (which date shall comply with the provisions of Section 2.18(b)(iv));

(D)	the name of the Issuer chosen by the Borrower to issue the requested Facility Letter of Credit;

(E)	the purpose for which such Facility Letter of Credit is to be issued; and

(F)	the Person for whose benefit the requested Facility Letter of Credit is to be issued.

At the time the Letter of Credit Request is made, the Borrower shall also provide the Administrative Agent and the Issuer with a copy of the form (if specified by the beneficiary) of the Facility Letter of Credit it is requesting be issued. Such Letter of Credit Request, to be effective, must be received by such Issuer and the Administrative Agent not later than 3:00 p.m. (New York time) on the last Business Day on which a Letter of Credit Request can be given under this Section 2.18(c)(i). Promptly after receipt of any Letter of Credit Request, the Issuer shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Request from the Borrower and, if not, the Issuer shall promptly provide the Administrative Agent with a copy thereof.

(ii) Subject to the terms and conditions of Section 2.18(b) and provided that (A) the applicable conditions set forth in Sections 5.01 and 5.02 hereof have been satisfied and (B) the Issuer shall have received written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would not violate Section 2.18(b), such Issuer shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer’s usual and customary business practices unless the Issuer has actually received (1) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit or (2) written notice from a Lender, which complies with the provisions of Section 2.18(e)(i).

(iii) Each Issuer shall promptly give the Administrative Agent and the Borrower written notice or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment, extension of cancellation of a Facility Letter of Credit (the “Issuance Notice”), together with (for the Borrower and the Administrative Agent) a copy of such Facility Letter of Credit (or amendment or extension thereof). Notices and copies of Facility Letters of Credit (or amendments or extensions thereof) required to be furnished to the Administrative Agent under this Section 2.18(c)(iii) shall also be delivered to Floro Alcantara, 420 West Van Buren, Floor 2, Mail Code IL1-0236, Chicago, IL 60606. Upon receipt of the Issuance Notice, the Administrative Agent shall notify each Lender of the issuance, amendment, extension or cancellation of such Facility Letter of Credit, which notice shall identify the Issuance Date, the Issuer, the amount and the expiration date of such Facility Letter of Credit (as amended or extended, if applicable).

(iv) An Issuer shall not extend or amend any Facility Letter of Credit or allow a Facility Letter of Credit to be automatically extended unless the requirements of this Section 2.18(c) are met as though a new Facility Letter of Credit was being requested and issued.

(d) Payment of Reimbursement Obligations; Duties of Issuers

(i) Each Issuer shall promptly notify the Borrower and the Administrative Agent (which shall promptly notify the Lenders) of any draw under a Facility Letter of Credit and the Borrower shall reimburse such Issuer in accordance with Section 2.18(d)(iii). Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date on which the Issuer honors a drawing under such Facility Letter of Credit until payment in full is received by such Issuer at (A) the Alternate Base Rate until the second succeeding Business Day after such date and (B) the Default Rate thereafter.

(ii) Any action taken or omitted to be taken by an Issuer under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of bad faith, willful misconduct or gross negligence as determined in a final judgment by a court of competent jurisdiction, shall not (A) put that Issuer under any resulting liability to any Lender or (B) assuming that such Issuer has complied with the procedures specified in Section 2.18(c), all conditions to the issuance of a Facility Letter of Credit have been satisfied and any such Lender has not given a notice contemplated by Section 2.18(e)(i) that continues in full force and effect, relieve any such Lender of its obligations hereunder to that Issuer. In determining whether to pay under any Facility Letter of Credit, an Issuer shall have no obligation relative to the Lenders or to the Borrower other than to confirm that any documents required to be delivered under such Facility Letter of Credit have been delivered in compliance and that they comply on their face (including that any draw request has been purportedly executed by an authorized signatory, if and to the extent such a requirement is specified in the related Facility Letter of Credit), with the requirements of such Facility Letter of Credit.

(iii) The Borrower agrees to pay to each Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuer under or in connection with any Facility Letter of Credit immediately when due (and in any event shall reimburse an Issuer for drawings under a Facility Letter of Credit issued by it no later than two (2) Business Days after payment by that Issuer), irrespective of any claim, set-off, defense or other right which the Borrower or any Subsidiary may have at any time against any Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

(A)	any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B)
the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or, if such Facility Letter of Credit is transferable, any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit);

(C)
any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (except to the extent any such invalidity or insufficiency is found in a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuer).

(D)	the surrender or impairment of any guaranty or security for the performance or observance of any of the terms of any of the Loan Documents; or

(E)	the occurrence of any Event of Default or Unmatured Default.

(iv) As among the Borrower, the Issuers, the Administrative Agent and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit (except such as are found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of an Issuer). In furtherance and not in limitation of the foregoing, the Issuers, the Administrative Agent and the Lenders shall not be responsible (absent gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction) for (A) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Facility Letter of Credit to comply fully with underlying conditions required in order to draw upon such Facility Letter of Credit, so long a such beneficiary has presented the omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (E) errors in interpretation of technical terms; (F) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (G) any consequences arising from causes beyond the control of any Issuer, the Administrative Agent or any Lender.

(e) Participation.

(i) Upon the Closing Date, each of the Lenders shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share of the Existing Letters of Credit (including, without limitation, all rights and obligations of the Issuer with respect thereto) and any security therefor or guaranty pertaining thereto. Immediately upon issuance by an Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.18(c) each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share of such Facility Letter of Credit (including, without limitation, all rights and obligations of the Issuer with respect thereto) and any security therefor or guaranty pertaining thereto, provided, that a Letter of Credit issued by any Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Agreement if the Administrative Agent and such Issuer shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Sections 5.01 and 5.02 is not then satisfied, and in the event an Issuer receives such notice, it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or the Issuer receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement.

(ii) In the event that any Issuer makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to Section 2.18(d), such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender, of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender’s Pro Rata Share of the unreimbursed amount of any such payment. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

(iii) Whenever an Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to its Pro Rata Share thereof.

(iv) Upon the request of the Administrative Agent or any Lender, an Issuer shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which that Issuer is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

(v) The obligations of a Lender to make payments to the Administrative Agent for the account of an Issuer with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under any circumstances.

(vi) In the event any payment by the Borrower received by an Issuer with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from that Issuer in connection with any such distribution, such Lender shall, upon demand by that Issuer, contribute such Lender’s Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by that Issuer upon the amount required to be repaid by it.

(f) Compensation for Facility Letters of Credit.

(i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, a fee (the “Facility Letter of Credit Fee”) with respect to each Facility Letter of Credit for the period from the Issuance Date thereof (or, in the case of the Existing Letters of Credit, the Closing Date) to and including the final expiration date thereof, in a per annum amount equal to the product, calculated on a daily basis for each day during such period, of (A) the undrawn amount of such Facility Letter of Credit for such day multiplied by (B) the Facility Letter of Credit Fee Rate for such day, less 0.125% per annum. The Facility Letter of Credit Fees shall be due and payable quarterly in arrears not later than five (5) Business Days following Administrative Agent’s delivery to Borrower of the quarterly statement of Facility Letter of Credit Fees and, to the extent any such fees are then due and unpaid, on the Termination Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when received by the Administrative Agent, to the Lenders (including the Issuer) in accordance with their Pro Rata Shares thereof. The Facility Letter of Credit Fees, once paid, shall not be refundable for any reason.

(ii) The Borrower shall also pay to each Issuer, solely for its own account, as an issuing fee, with respect to each Facility Letter of Credit issued by such Issuer for the period from the Issuance Date thereof (or, in the case of the Existing Letters of Credit, the Closing Date) to and including the final expiration date thereof, in an amount equal to (A) the product, calculated on a daily basis for each day during such period, of (x) the undrawn amount of such Facility Letter of Credit for such day multiplied by (y) 0.125% per annum, plus (B) in the case of any Facility Letter of Credit in a stated amount of less than $10,000.00, an additional fee in an amount to be agreed upon by the Borrower and the Issuer. The foregoing fees payable to the Issuer shall also be due and payable quarterly in arrears on the date on which Facility Letter of Credit Fees are payable and, to the extent any such fees are then due and unpaid, on the Termination Date. The foregoing fees, once paid, shall not be refundable for any reason. Each Issuer shall be entitled to receive its reasonable out-of-pocket costs of issuing and servicing Facility Letters of Credit.

(iii) The Administrative Agent shall, with reasonable promptness following receipt from all Issuers of the reports provided for in Section 2.18(g) for the months of March, June, September and December, respectively, deliver to the Borrower a quarterly statement of the Letter of Credit Fees then due and payable.

(g) Issuer Reporting Requirements. Each Issuer shall, no later than the third (3rd) Business Day following the last day of each month, provide to the Administrative Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the Issuance Date, account party, original face amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month (and whether such Facility Letter of Credit is a Performance Letter of Credit or financial Letter of Credit) and the aggregate amount (if any) payable by the Borrower to such Issuer during the month pursuant to Section 3.02. Copies of such reports shall be provided promptly to each Lender and the Borrower by the Administrative Agent. The reporting requirements hereunder are in addition to those set forth in Section 2.18(c).

(h) Letter of Credit Collateral Account. From and after the occurrence and during the continuance of an Event of Default, the Borrower hereby agrees that it will, until the later of the Termination Date or the date on which all Facility Letters of Credit have expired and all Obligations have been paid in full, maintain a special collateral account (the “Letter of Credit Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, and hereby grants to the Administrative Agent for the benefit of the Lenders, as security for repayment of the Obligations, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account pursuant to Section 9.03.

SECTION 2.19. Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of any one or more of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

SECTION 2.20. Withholding Tax Exemption. Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that (if it has not done so prior to the Closing Date) it will, not more than five (5) Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or a successor form) or, in the case of a Lender claiming exemption from withholding of any United States federal income taxes under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a certificate representing that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Code, (ii) a ten-percent shareholder of the Borrower (within the meaning of Section 871(h)(3)(B) of the Code), or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and a Form W-8BEN (or a successor form), in all cases properly completed and duly executed, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

SECTION 2.21. Unconditional Obligation to Make Payment. To the fullest extent permitted by law, the Borrower shall make all payments hereunder, under the Notes and under all of the other Loan Documents regardless of any defense or counterclaim, including any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any governmental authority or regulatory body and which may adversely affect the Borrower’s obligations to make, or the right of the holder of any Note to receive, those payments.

SECTION 2.22. Compensating Balances. JPMorgan Chase Bank shall have the right (but no obligation) to enter into a separate agreement with the Borrower which provides for the reduction of the interest rate payable to JPMorgan Chase Bank hereunder in the event that the Borrower maintains collected balances in non-interest bearing accounts at JPMorgan Chase Bank, but in no event shall such agreement affect the amounts payable under this Agreement to any other Lender. Similarly, each other Lender shall have the right (but no obligation) to enter into a separate agreement with the Borrower which provides for the rebate to Borrower of a portion of the interest paid to such Lender under this Agreement in the event that the Borrower maintains collected balances in non-interest bearing accounts at such Lender, but in no event shall any such agreement affect the amounts payable under this Agreement to such Lender.

SECTION 2.23. Extension of Termination Date. Not more than once in any fiscal year of the Borrower, the Borrower may request a one-year extension of the Termination Date by submitting a written request for an extension to the Administrative Agent (an “Extension Request”), provided the Extension Request shall be delivered not later than one year before the Termination Date and that the requested Termination Date shall be no more than five (5) years after the date on which the Extension Request is received. Promptly following receipt of a Extension Request, the Administrative Agent shall notify each Lender of the contents thereof, shall request each Lender to approve the Extension Request, and shall specify the date (which must be at least 30 days after the Extension Request is delivered to the Lenders) as of which the Lenders must respond to the Extension Request (the “Reply Date”). If Lenders whose Pro Rata Shares equal or exceed in the aggregate 66-2/3% of all Pro Rata Shares do not consent in writing to such extension on or before the Reply Date, the Extension Request shall be denied. If such written consent is received on or before the Reply Date from Lenders whose Pro Rata Shares equal or exceed in the aggregate 66 2/3% of all Pro Rata Shares, the Termination Date shall be extended by one year as requested in such Extension Request, but such extension shall only apply to the Lenders that have so consented and shall not apply to any Lender that has not so consented (each, a “Non-Consenting Lender”). Except to the extent that a Non-Consenting Lender is replaced (as provided in Section 2.24 hereof) prior to the Termination Date (as determined prior to such Extension Request), then on such date (i) the Commitment of each such Non-Consenting Lender shall terminate, (ii) the Aggregate Commitment shall be reduced by the aggregate amount of such terminated Commitments and (iii) all Loans and other Obligations to each such Non-Consenting Lender shall be paid in full by the Borrower. If the Aggregate Credit Exposure following the payment provided for in clause (iii) above exceeds the Aggregate Commitment (as reduced as provided in clause (ii) above), (A) the Borrower shall pay, on the date on which the Commitment of the Non-Consenting Lender terminates, Loans in the amounts necessary to cause such Aggregate Credit Exposure to equal but not exceed the Aggregate Commitment (as so reduced) and (B) if the outstanding Facility Letter of Credit Obligations exceed the Aggregate Commitment (as so reduced), the Borrower shall pay to the Administrative Agent on such date an amount equal to the amount by which the outstanding Facility Letter of Credit Obligations exceed the Aggregate Commitment (as so reduced), which funds shall be held in the Letter of Credit Collateral Account in accordance with and subject to the terms of Section 2.17(h).
SECTION 2.24. Replacement of Certain Lenders. In the event a Lender (the “Affected Lender”) is a Non-Consenting Lender under Section 2.23 or a non-consenting Lender under Section 13.06(b), the Borrower may, upon written notice to such Affected Lender and to the Administrative Agent, require such Affected Lender to assign, and such Affected Lender shall assign, within five Business Days after the date of such notice, to one or more assignees selected by the Borrower and that are Eligible Assignees and otherwise comply with the provisions of Section 12.02 (each, a “Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including without limitation its Commitments and all Loans owing to it) in accordance with Section 12.02. With respect to any such assignment, the Affected Lender shall concurrently with such assignment receive payment in full of all amounts due and owing to it hereunder or under any of the other Loan Documents with respect to the Loans and Commitments so assigned, including without limitation the aggregate outstanding principal amount of such Loans owed to such Affected Lender, together with accrued interest thereon through the date of such assignment, amounts payable to such Affected Lender under Article III with respect to such Loans and all fees payable to such Affected Lender hereunder with respect to such Loans and Commitments so assigned. Any assignment to a Replacement Lender pursuant to the provisions of this Section 2.24 shall be in accordance with the provisions of Section 12.02 hereof. In no event shall any Lender have any obligation to issue a new or increased Commitment to replace all or any part of any Commitment of any Non-Consenting Lender or any non-consenting Lender under Section 13.06(b).

ARTICLE III

CHANGE IN CIRCUMSTANCES
SECTION 3.01. Yield-Protection. If the adoption, on or after the Agreement Date, of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change, on or after the Agreement Date, in interpretation thereof, or the compliance of any Lender (which term, for purposes of this Article III, shall be deemed to include each Issuer in such capacity) therewith,

(i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

(ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans (or letters of credit or participations therein) or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans (or letters of credit or participations therein), or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans (or letters of credit or participations therein) held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, its applicable Commitment, the Facility Letters of Credit or any participations therein.

SECTION 3.02. Changes in Capital Adequacy Regulation. If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, and such increase will have the effect of reducing the rate of return on such Lender’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change (taking into account such Lender’s or such corporation’s policies, as the case may be, with respect to capital adequacy and any payments made to such Lender pursuant to Section 3.01 which relate to capital adequacy and assuming that such Lender’s capital was fully utilized prior to such Change), then within 15 days of demand by such Lender, the Borrower shall pay to the Administrative Agent, for the account of such Lender, such additional amount or amounts as will compensate such Lender for such reduction. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.02 it shall promptly notify the Borrower through the Administrative Agent of the event by reason of which it has become so entitled, but in any event within 90 days, after such Lender obtains actual knowledge thereof; provided that if such Lender fails to give such notice within the 90-day period after it obtains actual knowledge of such an event, such Lender shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice. A certificate setting forth in reasonable detail the computation of any additional amount payable pursuant to this Section 3.02, submitted by such Lender to the Borrower through the Administrative Agent, shall be delivered to the Borrower promptly after the initial incurrence of such additional amounts. “Change” means (i) any change after the Agreement Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender or any Lending Institution. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

SECTION 3.03. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Administrative Agent determines that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Revolving Advance does not accurately reflect the cost of making or maintaining such Revolving Advance, then the Administrative Agent shall suspend the availability of the affected Type of Revolving Advance and require any Eurodollar Advances of the affected Type of Revolving Advance to be repaid or to be converted (in accordance with the terms of this Agreement) to any Type of Revolving Advance which is not affected and is then available under this Agreement.

SECTION 3.04. Funding Indemnification. If any payment of a Eurodollar Advance or Competitive Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance or Competitive Loan is not made on the date specified by the Borrower for any reason other than default by the Lenders or applicable Lender, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance or Competitive Loan.

SECTION 3.05. Lender Statements Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loan to reduce any liability of the Borrower to such Lender under Sections 3.01 and 3.02 or to avoid the unavailability of a Type of Revolving Advance under Section 3.03, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.01, 3.02 or 3.04. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan or Competitive Loan shall be calculated as though each Lender or the applicable Lender or Lenders funded their Eurodollar Loans through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan or funded their Competitive Loans through the purchase of a deposit of a maturity corresponding to the Interest Period for such Competitive Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.01, 3.02 and 3.04 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Lenders that:

SECTION 4.01. Organization, Powers, etc. Each of the Loan Parties (a) is a corporation, limited partnership or limited liability company (as applicable) duly organized or formed, validly existing and in good standing under laws of its state of incorporation or formation, (b) has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, (c) is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture.

SECTION 4.02. Authorization and Validity of this Agreement, etc. Each of the Loan Parties has the power and authority to execute and deliver this Agreement, the Notes, the Guaranties and the other Loan Documents to which it is a party and to perform all its obligations hereunder and thereunder. The execution and delivery by the Borrower of this Agreement and the Notes and by each of the Loan Parties of the Guaranties and the other Loan Documents to which it is a party and its performance of its obligations hereunder and thereunder and any and all actions taken by the Loan Parties (a) have been duly authorized by all requisite corporate action or other applicable limited partnership or limited liability company action, (b) will not violate or be in conflict with (i) any provisions of law (including, without limitation, any applicable usury or similar law), (ii) any order, rule, regulation, writ, judgment, injunction, decree or award of any court or other agency of government, or (iii) any provision of its certificate of incorporation or by-laws, certificate of limited partnership or limited partnership agreement, or articles or certificate of formation or operating agreement (as applicable), (c) will not violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any material indenture, agreement or other instrument to which such Loan Party is a party or by which it or any of its properties or assets is or may be bound (including without limitation any indentures pursuant to which any debt Securities of the Borrower), and (d) except as otherwise contemplated by this Agreement, will not result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets. Each of this Agreement, the Notes, the Guaranties and the other applicable Loan Documents has been duly executed and delivered by the applicable Loan Parties. The Loan Documents constitute legal, valid and binding obligations of the applicable Loan Parties enforceable against the applicable Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

SECTION 4.03. Financial Statements. The Borrower heretofore has provided to the Lenders (i) the consolidated balance sheet of the Borrower and its Subsidiaries as November 30, 2005, and the related consolidated statements of earnings, stockholders’ equity and cash flows for the 12-month period ended on that date, audited and reported upon by Deloitte & Touche, an independent registered public accounting firm (the “Borrower Audited Financial Statements”), and (ii) the consolidated balance sheet of the Borrower as of May 31, 2006, and the consolidated statements of earnings and cash flows of the Borrower and its Subsidiaries for the three-month period ended on that date, unaudited but certified to be true and accurate (subject to normal year-end audit adjustments) by the President and an Authorized Financial Officer of the Borrower (the “Borrower Unaudited Financial Statements”). Those financial statements and reports (subject, in the case of the Borrower Unaudited Financial Statements, to normal year-end audit adjustments), and the related notes and schedules (if any), (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, (b) present fairly the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof, (c) show all material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of that date (including, without limitation, liabilities for taxes and material commitments), and (d) present fairly the consolidated shareholders’ equity, results of operations and cash flows of the Borrower and its Subsidiaries at the date and for the period covered thereby.

SECTION 4.04. No Material Adverse Effect. Since the date of the Borrower Audited Financial Statements, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect. There are no material unrealized or expected losses in connection with loans, advances and other commitments of the Loan Parties.

SECTION 4.05. Title to Properties. Each of the Loan Parties has good and marketable fee title, or title insurable by a reputable and nationally recognized title insurance company, to the Real Estate owned by it, and to all the other assets owned by it and either reflected on the balance sheet and related notes and schedules most recently delivered by the Borrower to the Lenders (the “Recent Balance Sheet”) or acquired by it after the date of that balance sheet and prior to the date hereof, except for those properties and assets which have been disposed of since the date of the Recent Balance Sheet or which no longer are used or useful in the conduct of its business. All such Real Estate and other assets owned by the Loan Parties are free and clear of all Mortgages, Liens, charges and other encumbrances (other than Permitted Liens), except (i) in the case of Real Estate, as reflected on title insurance policies insuring the interest of the applicable Loan Party in the Real Estate or in title insurance binders issued with respect to the Real Estate (some of which title insurance binders have expired but were valid at the time of acquisition of the relevant Real Estate), and (ii) as reflected in the Recent Balance Sheet, and none of those Mortgages, Liens, charges or other encumbrances, individually or in the aggregate, prevents or has a Material Adverse Effect upon the use by the Loan Parties of any of their respective properties or assets as currently conducted or as planned for the future.

SECTION 4.06. Litigation. There is no action, suit, proceeding, arbitration, inquiry or investigation (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would or could have a Material Adverse Effect. Neither the Borrower nor any of the other Loan Parties has any material contingent obligations not provided for or disclosed in the Borrower Audited Financial Statements or Borrower Unaudited Financial Statements or in any financial statements delivered hereafter in accordance with this Agreement.

SECTION 4.07. Payment of Taxes. There have been filed all federal, state and local tax returns with respect to the operations of the Loan Parties which are required to be filed, except where extensions of time to make those filings have been granted by the appropriate taxing authorities and the extensions have not expired. The Loan Parties have paid or caused to be paid to the appropriate taxing authorities all taxes as shown on those returns and on any assessment received by any of them, to the extent that those taxes have become due, except for taxes the failure to pay which do not violate the provisions of Section 6.03 hereof. The Internal Revenue Service has completed an examination of the Borrower’s federal income tax returns for the years ended 1980 through 2001, and the Borrower has paid all additional taxes, assessments, interest and penalties with respect to such years, provided, however, that, with respect to the years 2000 and 2001, (a) the Borrower has appealed the adjustments made by the Internal Revenue Service and has fully reserved for such adjustments and interest thereon and (b) no penalties have been assessed or are anticipated by the Borrower.

SECTION 4.08. Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or is subject to any charter or other restriction that could reasonably be expected to have a Material Adverse Effect on it. Neither the Borrower nor any Subsidiary is in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party, and consummation of the transactions contemplated hereby and in the other Loan Documents will not cause any Loan Party to be in material default thereof.

SECTION 4.09. Foreign Direct Investment Regulations. Neither the making of the Advances nor the repayment thereof nor any other transaction contemplated hereby will involve or constitute a violation by any Loan Party of any provision of the Foreign Direct Investment Regulations of the United States Department of Commerce or of any license, ruling, order, or direction of the Secretary of Commerce thereunder.

SECTION 4.10. Federal Reserve Regulations.

(a) Regulations U and X. Neither the Borrower nor any other Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the United States). Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

(b) Use of Proceeds. No part of the proceeds of any of the Advances will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. If requested by the Lenders, the Borrower shall furnish to the Lenders a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors. No part of the proceeds of the Advances will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

SECTION 4.11. Consents, etc. Except as set forth on Schedule V hereto, no order, license, consent, approval, authorization of, or registration, declaration, recording or filing (except for the filing of a Current Report on Form 8-K, and a Quarterly Report on Form 10-Q, in each case with the Securities and Exchange Commission) with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by any Loan Party of this Agreement, the Notes, the Guaranties or the other Loan Documents, or the legality, validity, binding effect or enforceability of any of the respective terms, provisions or conditions thereof. To the extent that any franchises, licenses, certificates, authorizations, approvals or consents from any federal, state or local (domestic or foreign) government, commission, bureau or agency are required for the acquisition, ownership, operation or maintenance by any Loan Party of properties now owned, operated or maintained by any of them, those franchises, licenses, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.

SECTION 4.12. Compliance with Applicable Laws. The Borrower and its Subsidiaries are in compliance with and conform to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of all domestic or foreign governments or any instrumentality thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, the violation of which would have a Material Adverse Effect on it, including, without limitation, regulations of the Board of Governors of the Federal Reserve System, the Federal Interstate Land Sales Full Disclosure Act, the Florida Land Sales Act or any comparable statute in any other applicable jurisdiction. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or any applicable federal, state and local health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substances into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

SECTION 4.13. Relationship of the Loan Parties. The Loan Parties are engaged as an integrated group in the business of owning, developing and selling Real Estate and of providing the required services, credit and other facilities for those integrated operations. The Loan Parties require financing on such a basis that funds can be made available from time to time to such entities, to the extent required for the continued successful operation of their integrated operations. The Advances to be made to the Borrower under this Agreement are for the purpose of financing the integrated operations of the Loan Parties, and the Loan Parties expect to derive benefit, directly or indirectly, from the Advances, both individually and as a member of the integrated group, since the financial success of the operations of the Loan Parties is dependent upon the continued successful performance of the integrated group as a whole.

SECTION 4.14. Subsidiaries; Joint Ventures. Schedule VI hereto contains a complete and accurate list of (a) all Subsidiaries of the Borrower, including, with respect to each Subsidiary, (i) its state of incorporation, (ii) all jurisdictions (if any) in which it is qualified as a foreign corporation, (iii) the number of shares of its Capital Stock outstanding, and (iv) the number and percentage of those shares owned by the Borrower and/or by any other Subsidiary, and (b) each Joint Venture, including, with respect to each such Joint Venture, (i) its jurisdiction of organization, (ii) all other jurisdictions in which it is qualified as a foreign entity and (c) all Persons other than the Borrower that are parties thereto. All the outstanding shares of Capital Stock of each Subsidiary of the Borrower are validly issued, fully paid and nonassessable, except as otherwise provided by state wage claim laws of general applicability. All of the outstanding shares of Capital Stock of each Subsidiary owned by the Borrower or another Subsidiary as specified in Schedule VI are owned free and clear of all Liens, security interests, equity or other beneficial interests, charges and encumbrances of any kind whatsoever, except for Permitted Liens. Neither the Borrower nor any other Loan Party owns of record or beneficially any shares of the Capital Stock or other equity interests of any Person that is not a Guarantor, except (x) Joint Ventures in which such Loan Party is permitted to invest pursuant to this Agreement, (y) Subsidiaries that are not Material Subsidiaries and (z) Excluded Subsidiaries.

SECTION 4.15. ERISA. Neither the Borrower nor any other Loan Party is executing or delivering any of the Loan Documents or entering into any of the transactions contemplated hereby, directly or indirectly, in connection with any arrangement or understanding in any respect involving any “employee benefit plan” with respect to which the Borrower or any other Loan Party is a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, or a “disqualified person”, within the meaning of the Internal Revenue Code 1986, as amended. No Unfunded Liabilities exist with respect to any Single Employer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other Loan Party nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

SECTION 4.16. Investment Company Act. Neither the Borrower nor any Subsidiary of the Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.17. Intentionally Omitted.

SECTION 4.18. Subordinated Debt. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt, which outstanding Subordinated Debt as of the Closing Date is identified in Schedule VIII.

SECTION 4.19. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Administrative Agent, does not exceed $5,000,000.

SECTION 4.20. Insurance. The certificate signed by an Authorized Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property, casualty, and liability insurance programs carried by the Loan Parties and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate. This summary includes the insurer’s or insurers’ name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

SECTION 4.21. Environmental Representations. To the best of the Borrower’s knowledge and belief, no Hazardous Substances in material violation of any Environmental Laws are present upon any of the Real Estate owned by the Borrower or any Subsidiary or any Real Estate which is encumbered by any Mortgage held by the Borrower or any Subsidiary, and neither the Borrower nor any Subsidiary has received any notice to the effect that any of the Real Estate owned by the Borrower or any Subsidiary or any of their respective operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment which non-compliance or remedial action could be reasonably expected to have a Material Adverse Effect.

SECTION 4.22. Minimum Adjusted Consolidated Tangible Net Worth. On the Agreement Date, Adjusted Consolidated Tangible Net Worth exceeds the amount required as of the Agreement Date under Section 7.01.

SECTION 4.23. No Misrepresentation. No representation or warranty by any Loan Party contained herein or made hereunder and no certificate, schedule, exhibit, report or other document provided or to be provided by any Loan Party in connection with the transactions contemplated hereby or thereby (including, without limitation, the negotiation of and compliance with the Loan Documents) contains or will contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading.

ARTICLE V

CONDITIONS PRECEDENT
SECTION 5.01. Conditions of Effectiveness. This Agreement shall become effective when (i) the Administrative Agent shall have received counterparts of this Agreement executed by the Borrower and all Lenders party hereto, (ii) the Administrative Agent shall have received the fees provided to be paid pursuant to the Fee Letter and (iii) the Administrative Agent shall have received each of the following items (with all documents required below, except as otherwise specified, to be dated the Closing Date, which date shall be the same for all such documents, and each of such documents to be in form and substance satisfactory to the Administrative Agent, to be fully and properly executed by all parties thereto and the conditions specified below shall have been satisfied:

(a) A Revolving Loan Note payable to the order of each Lender that shall have requested a Revolving Loan Note in accordance with this Agreement and the Swing Line Note payable to the Swing Line Bank.

(b) From each Material Subsidiary, including any Subsidiary that has a Net Worth of less than $10,000,000 but is required to be a Guarantor hereunder by reason of the proviso contained in the definition of “Material Subsidiary” (except the Excluded Subsidiaries), a Guaranty executed and delivered as of the Closing Date.

(c) The favorable written opinions addressed to the Lenders, and in form and substance satisfactory to the Administrative Agent, from (i) Bilzin Sumberg Baena Price & Axelrod, LLP (counsel to the Borrower), with respect to the Borrower and (ii) Bilzin Sumberg Baena Price & Axelrod LLP or any other firm reasonably satisfactory to the Administrative Agent (as counsel for such other Loan Parties as the Administrative Agent may require) which opinions shall be reasonably satisfactory to the Administrative Agent. The Borrower hereby instructs such counsel to prepare their opinions and deliver such opinions to the Lenders for the benefit of the Lenders, and such opinions shall contain a statement to such effect.

(d) The following supporting documents with respect to the Borrower and (to the extent required by Administrative Agent in its sole discretion) each other Loan Party: (i) a copy of its certificate or articles of incorporation or formation or certificate of limited partnership (as applicable) certified as of a date reasonably close to the Closing Date to be a true and accurate copy by the Secretary of State of its state of incorporation or formation; (ii) a certificate of that Secretary of State, dated as of a date reasonably close to the Closing Date, as to its existence and (if available) good standing; (iii) a certificate of the Secretary of State of each jurisdiction, other than its state of incorporation, in which it does business, as to its qualification as a foreign corporation; (iv) a copy of its by-laws, partnership agreement or operating agreement (as applicable), certified by its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable) to be a true and accurate copy of its by-laws, partnership agreement or operating agreement (as applicable) in effect on the Closing Date; (v) a certificate of its secretary or assistant secretary, general partner, manager or other appropriate Person (as applicable), as to the incumbency and signatures of its officers or other Persons who have executed any documents on behalf of such Loan Party in connection with the transactions contemplated by this Agreement; (vi) a copy of resolutions of its Board of Directors, certified by its secretary or assistant secretary to be a true and accurate copy of resolutions duly adopted by such Board of Directors, or other appropriate resolutions or consents of, its partners or members certified by its general partner or manager (as applicable) to be true and correct copies thereof duly adopted, approved or otherwise delivered by its partners or members (to the extent necessary and applicable), each of which is certified to be in full force and effect on the Closing Date, authorizing the execution and delivery by it of this Agreement and any Notes, Guaranties and other Loan Documents delivered on the Closing Date to which it is a party and the performance by it of all its obligations thereunder; and (vii) such additional supporting documents and other information with respect to its operations and affairs as the Administrative Agent may reasonably request.

(e) Certificates signed by a duly authorized officer of the Borrower stating that: (i) the representations and warranties of the Borrower contained in Article IV hereof are correct and accurate on and as of the Closing Date as though made on and as of the Closing Date and (ii) no event has occurred and is continuing which constitutes an Event of Default or Unmatured Default hereunder.

(f) The certified financial statements provided for in Section 6.04(b) hereof for the quarter ending May 31, 2006.

(g) The certified report provided for in Section 6.04(i) hereof for the quarter ending May 31, 2006.

(h) An Affidavit confirming the execution and delivery of this Agreement and the Notes outside the State of Florida.

(i) Evidence of payment in full of all amounts outstanding under the Existing Credit Agreement.

(j) Such other documents as the Administrative Agent or its counsel may reasonably request.

SECTION 5.02. Conditions Precedent to All Advances and Facility Letters of Credit.

(a) No Lender shall be required to make any Advance (but excluding any Revolving Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Revolving Advances) and no Issuer shall be required to issue any Facility Letter of Credit, unless on the applicable Borrowing Date or Issuance Date:

(i) the Administrative Agent shall have received notice of Borrower’s request for the Advance as provided in Section 2.06(a) or Letter of Credit Request as provided in Section 2.18(a) and such other approvals, opinions or documents as the Administrative Agent may reasonably request;

(ii) the representations and warranties of the Borrower contained in Article IV hereof are true and correct as of such Borrowing Date or Issuance Date; provided, however, that for the purposes hereof, (A) from and after the date of delivery by the Borrower pursuant to Section 6.04(a) of the consolidated financial statements for the year ended November 30, 2006, the references in Section 4.03 to “Borrower Audited Financial Statements” shall be deemed to be references to the annual audited financial statements most recently delivered by the Borrower pursuant to Section 6.04(a) as of the date of the request for a Advance or Letter of Credit Request and (B) from and after that date of delivery by the Borrower pursuant to Section 6.04(b) of its consolidated financial statements for the quarter ending August 31, 2006, the references in Section 4.03 to “Borrower Unaudited Financial Statements” shall be deemed to be references to the quarterly unaudited financial statements most recently delivered by the Borrower pursuant to Section 6.04(b) as of the date of that request for an Advance or Letter of Credit Request and provided, further, that the representation and warranty contained in the first sentence of Section 4.04 shall not be required to be true and correct as of the Borrowing Date for an Advance of which the proceeds are used solely to repay maturing commercial paper issued by the Borrower;

(iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel;

(iv) There exists no Event of Default or Unmatured Default, except for Subsidiary Unmatured Defaults; provided the Borrower certifies (either in the Borrowing Notice or in a separate certificate addressed to the Administrative Agent for the benefit of the Lenders) that (a) such Subsidiary Unmatured Defaults are not reasonably likely to have a Material Adverse Effect and (b) the Borrower reasonably expects to cure such Subsidiary Unmatured Defaults before the date on which the same become an Event of Default, which certification shall provide reasonable detail regarding the Subsidiary Unmatured Defaults and the Borrower’s proposed cure thereof. The Administrative Agent shall furnish a copy of such certification to the Lenders; and

(v) The making of the Advance or issuance of the Facility Letter of Credit will not result in any Event of Default or Unmatured Default.

(b) Each Borrowing Notice with respect to each such Advance and each Letter of Credit Request shall constitute a representation and warranty by the Borrower that all of the conditions contained in this Section 5.02 have been satisfied.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, termination of all Facility Letters of Credit and termination of all Commitments, unless the Required Lenders otherwise shall consent in writing as provided in Section 13.06 hereof, the Borrower will, and will cause each of the other Loan Parties (and, where so specified, each of the Borrower’s Subsidiaries) to:

SECTION 6.01. Existence, Properties, etc. Do or cause to be done all things or proceed with due diligence with any actions or courses of action which may be necessary to preserve and keep in full force and effect its existence under the laws of their respective states of incorporation or formation and all qualifications or licenses in jurisdictions in which such qualification or licensing is required for the conduct of its business or in which the Lenders shall request such qualification; provided, however, that nothing herein shall be deemed to prohibit (a) a Loan Party from (i) merging into or consolidating with any other Loan Party or any other Subsidiary of the Borrower; provided (A) the Borrower is the surviving entity in the case of a merger involving the Borrower and (B) the surviving entity in the case of a merger involving a Loan Party and a Subsidiary that is not a Loan Party is, or upon such merger becomes, a Loan Party and (ii) declaring and paying dividends in complete liquidation or (b) a Subsidiary that is not a Loan Party from merging into or consolidating with any other Subsidiary that is not a Loan Party. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The primary business of the Borrower and its Subsidiaries shall at all times be the acquisition, development and sale of real estate assets.

SECTION 6.02. Notice. Give prompt written notice to the Administrative Agent of (a) any proceeding instituted by or against the Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body, federal, state or local, or any such proceedings threatened against the Borrower or any Subsidiary in writing by any federal, state or other governmental agency, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on any Loan Party, and (b) any other Event which could reasonably be expected to lead to or result in a Material Adverse Effect on any Loan Party, or which, with or without the giving of notice or the passage of time or both, would constitute an Event of Default or a default (beyond all applicable grace and cure periods) under any material agreement other than this Agreement to which any Loan Party is a party or by which any of its properties or assets is or may be bound.

SECTION 6.03. Payments of Debts, Taxes, etc. Pay all its debts and perform all its obligations promptly and in accordance with the respective terms thereof, and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided, however, that it shall not constitute a violation of the provisions of this Section 6.03 if any Loan Party shall fail to perform any such obligation or to pay any such debt (except for obligations for money borrowed), tax, assessment, governmental charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

SECTION 6.04. Accounts and Reports. Maintain a standard system of accounting established and administered in accordance with GAAP, and provide to the Lenders the following:

(a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending November 30, 2006), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that fiscal year and the related consolidated statements of earnings, stockholders’ equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with GAAP consistently applied and audited and reported upon by Deloitte & Touche or another firm of independent certified public accountants of similar recognized standing selected by the Borrower and acceptable to the Administrative Agent (such audit report shall be unqualified except for qualifications relating to changes in GAAP and required or approved by the Borrower’s independent certified public accountants);

(b) as soon as available and in any event within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of the Borrower (commencing with the quarter ending August 31, 2006), a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of that quarter, and the related consolidated statement of earnings and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with GAAP consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by an Authorized Financial Officer of the Borrower;

(c) concurrently with the delivery of the financial statements described in subsection (a) above, a letter signed by that firm of independent certified public accountants to the effect that, during the course of their examination, nothing came to their attention which caused them to believe that any Event of Default or Unmatured Default has occurred, or if such Event of Default or Unmatured Default has occurred, specifying the facts with respect thereto; and concurrently with the delivery of the financial statements described in subsection (b) above, a certificate signed by the President or Executive Vice President and an Authorized Financial Officer of the Borrower to the effect that having read this Agreement, and based upon an examination which they deemed sufficient to enable them to make an informed statement, there does not exist any Event of Default or Unmatured Default, or if such Event of Default or Unmatured Default has occurred, specifying the facts with respect thereto;

(d) within 30 days after the end of each quarter of each fiscal year of Borrower (commencing with the quarter ending August 31, 2006), a report, in reasonable detail and in form and substance satisfactory to the Administrative Agent, setting forth, as of the end of that quarter, with respect to each Project owned by the Loan Parties, (i) the number of Housing Unit Closings, (ii) the number of Housing Units either completed or under construction, specifying the number thereof that are Completed Housing Units, (iii) the number of Housing Units Under Contract, provided, however, that the foregoing report shall only be required if, as of the last day of the applicable quarter or fiscal year, the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies;

(e) Concurrently with the quarterly financial statements described in subsection (b) above, an updated Schedule VI accurately identifying the Subsidiaries and Joint Venturers as of the last day of such fiscal quarter.

(f) within 90 days after the beginning of each fiscal year of the Borrower, a projection, in reasonable detail and in form and substance satisfactory to the Administrative Agent, on a quarterly basis, of the cash flow and of the earnings of the Borrower and its Subsidiaries for that fiscal year and for the immediately succeeding fiscal year;

(g) promptly upon becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and periodic reports and other material (including copies of all registration statements and reports under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended) filed by the Borrower with or furnished to any securities exchange or any governmental authority or commission, except material filed with or furnished to governmental authorities or commissions relating to the development of Real Estate in the ordinary course of the business of the Loan Parties and which does not relate to or disclose any Material Adverse Effect; the reports and financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under this Section 6.04;

(h) as soon as available and in any event within 90 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of each Joint Venture, a balance sheet of that Joint Venture as of the end of that quarter and a statement of earnings of that Joint Venture for the period from the beginning of the fiscal year to the end of that quarter, in the form furnished by the Joint Venture;

(i) within 60 days after the end of each of the first three quarters, and within 90 days after the end of each fiscal year of the Borrower (commencing with the quarter ending August 31, 2006 and fiscal year ending November 30, 2006), a report which (subject to the last sentence of this subsection (i)) shall include the information and calculations provided for in Exhibit H attached hereto and such other condition in reasonable detail and be in form and substance satisfactory to the Administrative Agent, with calculations indicating that the Borrower is in compliance, as of the last day of such quarterly or annual period, as the case may be, with the provisions of Articles VI and VII of this Agreement. Without limiting the generality of the foregoing, (but subject to the last sentence of this subsection (i)) the Borrower shall provide to the Lenders (i) a report calculating the Borrowing Base in form and substance satisfactory to Administrative Agent, provided, however, that the Borrower may, and upon request from the Administrative Agent shall, also deliver such report as of the end of any calendar month, and, (ii) a report containing the calculations necessary to indicate that the Borrower is in compliance with the provisions of Sections 6.09 (if applicable) and 7.14, including (if applicable) a certification of the outstanding principal amount of all loans and advances made by any Loan Party to each of the applicable Mortgage Banking Subsidiaries, as the case may be, and that all such loans and advances are duly evidenced by the Mortgage Banking Subsidiaries Note in the possession of Administrative Agent. The reports furnished pursuant to this subsection (i) shall be certified to be true and correct by an Authorized Financial Officer of the Borrower and shall also contain a representation and warranty by the Borrower that it is in full compliance with the provisions of Article VII of this Agreement. Notwithstanding the foregoing, the Borrowing Base report and the report evidencing compliance with Section 7.02(a) shall only be required if, as of the last day of the applicable quarter or fiscal year, the Borrower does not have an Investment Grade Rating from at least two of the three Rating Agencies, and the reports evidencing compliance with Sections 6.09, 7.08 and 7.15 shall only be required if, as of the last day of the applicable quarter or fiscal year, the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies;

(j) if requested by Administrative agent, within 270 days after the close of each fiscal year a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA, but the foregoing statement shall be required only if any Single Employer Plan shall exist;

(k) as soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(l) as soon as possible and in any event within 10 days after receipt thereof by the Borrower or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Substance into the environment, and (ii) any notice alleging any violation of any Environmental law or any federal, state or local health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect;

(m) promptly upon the request of the Administrative Agent or any Lender, an accurate legal description with respect to any Real Estate included in the calculation of the Borrowing Base;

(n) concurrently with the quarterly financial statements described in subsection (b) above following the end of any quarter in which there occurred an event described in clause (a), (b) or (c) of Section 6.07 hereof that requires a Subsidiary that is not then a Guarantor to become a Guarantor under Section 6.07 hereof (or at any time that the Borrower may elect to cause any other Subsidiary to be a Guarantor), the Borrower shall deliver to the Administrative Agent (i) a Supplemental Guaranty, substantially in the form provided for in the Guaranty, executed by a duly authorized officer of such Subsidiary; (ii) a copy of the certificate of incorporation or other organizational document of such Subsidiary, certified by the secretary of state or other official of the state or other jurisdiction of its incorporation; (iii) a copy of the bylaws of such Subsidiary, certified by the secretary or other appropriate officer or partner of such Subsidiary; and (iv) if requested by the Administrative Agent, an opinion of the Borrower’s counsel in the form provided for in Section 5.01(d), modified to apply to the foregoing documents delivered hereunder; and

(o) such supplements to the aforementioned documents and additional information (including, but not limited to, leasing, occupancy and non-financial information) and reports as the Administrative Agent or any Lender may from time to time reasonably require.

SECTION 6.05. Access to Premises and Records. At all reasonable times and as often as any Lender may reasonably request, permit authorized representatives and agents (including accountants) designated by that Lender to (a) have access to the premises of the Borrower and each Subsidiary and to their respective corporate books and financial records, and all other records relating to their respective operations and procedures, (b) make copies of or excerpts from those books and records and (c) upon reasonable notice to the Borrower, discuss the respective affairs, finances and operations of the Borrower and its Subsidiaries with, and to be advised as to the same by, their respective officers and directors.

SECTION 6.06. Maintenance of Properties and Insurance. Maintain all its properties and assets in good working order and condition and make all necessary repairs, renewals and replacements thereof so that its business carried on in connection therewith may be properly conducted at all times; and maintain or require to be maintained (a) adequate insurance, by financially sound and reputable insurers, on all properties of the Loan Parties which are of character usually insured by Persons engaged in the same or a similar business (including, without limitation, all Real Estate encumbered by Mortgages securing mortgage loans made by any Loan Party, to the extent normally required by prudent mortgagees, and all Real Estate which is subject of an Equity Investment by any Loan Party, to the extent normally carried by prudent builder-developers) against loss or damage resulting from fire, defects in title or other risks insured against by extended coverage and of the kind customarily insured against by those Persons, (b) adequate public liability insurance against tort claims which may be incurred by any Loan Party, and (c) such other insurance as may be required by law. Upon the request of the Administrative Agent, the Borrower will furnish to the Lenders full information as to the insurance carried. Notwithstanding the foregoing provisions of this Section 6.06, the Borrower shall be permitted to self-insure against all property and casualty risks associated with its construction of dwelling units up to a maximum aggregate construction exposure for any Project not to exceed at any time 10% of Adjusted Consolidated Tangible Net Worth.

SECTION 6.07. Financing; New Investing. Give the Administrative Agent written notice of (a) the formation or acquisition of any Material Subsidiary, (b) the increase of the Net Worth of any Subsidiary that is not a Guarantor (other than an Excluded Subsidiary) that results in such Subsidiary becoming a Material Subsidiary or (c) the increase in the aggregate Net Worth of all Subsidiaries (other than Excluded Subsidiaries) that are not Guarantors to an amount in excess of $50,000,000, in each case not later than ninety (90) days after such occurrence. In the case of an event described in clause (a) or (b) above, such Material Subsidiary shall be required to become a Guarantor in accordance with the provisions of Section 6.04(n) and, in the case of an event described in clause (c) above, the applicable Subsidiary or Subsidiaries selected by the Borrower necessary to satisfy the requirements of the proviso contained in the definition of “Material Subsidiary” shall be required to become Guarantors in accordance with Section 6.04(n), provided, however, that (A) nothing in this Section 6.07 shall be deemed to authorize the Borrower or any of its Subsidiaries to acquire or otherwise invest in any Subsidiary if the same would violate any of the limitations set forth in Article VII hereof and (B) the Borrower may elect to cause a Subsidiary that is not required to be a Guarantor to become a Guarantor in accordance with the provisions of Section 6.04(n). Notwithstanding anything to the contrary in this Agreement, if at any time or from time to time any event results in a Change in Status of a Guarantor, the Borrower shall deliver notice thereof to the Administrative Agent, including a reasonably detailed description of the Change in Status and a statement of the effective date of the Change in Status. Such notice shall be delivered no later than 60 days after the end of the fiscal quarter during which such Change in Status occurs; provided, however, that with respect to any Change in Status occurring during the last quarter of Borrower’s fiscal year, such notice shall be delivered no later than 120 days after the end of such final fiscal quarter. Each Change in Status event shall be effective as of the effective date of such Change in Status, automatically, without any further action by any party to this Agreement, and the Subsidiary that is subject to such Change in Status shall no longer be a Guarantor. In connection with each Change in Status, the Administrative Agent, on behalf of Lenders, shall promptly following receipt of written notice of Change in Status, execute and deliver to the Borrower a written confirmation of such Change in Status.

SECTION 6.08. Compliance with Applicable Laws. Promptly and fully, comply with, conform to and obey all present and future laws, ordinances, rules, regulations, orders, writs, judgments, injunctions, decrees, awards and all other legal requirements applicable to the Borrower, its Subsidiaries and their respective properties, including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Interstate Land Sales Full Disclosure Act, ERISA, the Florida Land Sales Act or any similar statute in any applicable jurisdiction, the violation of which would have a Material Adverse Effect on any Loan Party.

SECTION 6.09. Advances to the Mortgage Banking Subsidiaries. At any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies, cause the Mortgage Banking Subsidiaries to execute and deliver the Mortgage Banking Subsidiaries Note in order to evidence all loans and advances that then exist or are thereafter made by any Loan Party to any of the Mortgage Banking Subsidiaries, respectively; deposit the original Mortgage Banking Subsidiaries Note with Administrative Agent; and obtain written acknowledgments from each Mortgage Banking Subsidiary that the aggregate of all loans and advances thereafter made by any applicable Loan Party to such Mortgage Banking Subsidiary shall be evidenced and governed by the Mortgage Banking Subsidiaries Note held by Administrative Agent. At any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies, the principal amount of the Mortgage Banking Subsidiaries Note held by Administrative Agent must equal or exceed the aggregate principal amount of all loans and advances made by any Loan Party to Mortgage Banking Subsidiaries, and upon the request of Administrative Agent (but no more frequently than monthly), the Borrower shall obtain and deliver to the Administrative Agent specific written acknowledgments from each of the Mortgage Banking Subsidiaries to the effect that loans and advances theretofore made by any applicable Loan Party to the Mortgage Banking Subsidiaries are evidenced by the Mortgage Banking Subsidiaries Note. In the event that at any time after the initial delivery of the Mortgage Banking Subsidiaries Note to the Administrative Agent any Loan Party organizes or acquires any Mortgage Banking Subsidiary, such Mortgage Banking Subsidiary shall, upon such organization or acquisition, join in and become a maker of a replacement Mortgage Banking Subsidiaries Note, such new Mortgage Banking Subsidiaries Note shall be deposited with the Administrative Agent pursuant to this Section 6.09, and all references in this Agreement to Mortgage Banking Subsidiaries shall thereafter be deemed references to all such Mortgage Banking Subsidiaries.

SECTION 6.10. Use of Proceeds. Use and cause to be used the proceeds of the Advances for working capital and general corporate purposes (including repayment of maturing commercial paper of the Borrower) and to finance Acquisitions consummated with the prior approval of the Board of Directors or a majority of the shareholders of the Person to be acquired.

SECTION 6.11. REIT Subsidiary. For as long as it remains a financing entity, cause the REIT Subsidiary at all times to maintain its status as a qualified real estate investment trust in accordance with Section 856 of the Code.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower covenants and agrees that from the date hereof until payment in full of all the Obligations, termination of all Facility Letters of Credit and termination of the Commitments, unless the Required Lenders otherwise shall consent in writing as provided in Section 13.06 hereof, the Borrower will not, nor will it permit any other Loan Party (and, where specified, any of the Borrower’s Subsidiaries) to:

SECTION 7.01. Minimum Adjusted Consolidated Tangible Net Worth. Permit Adjusted Consolidated Tangible Net Worth at any time to be less than the sum of (a) $2,903,000,000, plus (b) an amount equal to the amount (if any) by which (i) 50% of the cumulative amount of positive Consolidated Net Income of the Loan Parties for each fiscal quarter of the Borrower ending after November 30, 2004 for which the Loan Parties, taken as a whole, had Consolidated Net Income exceeds (ii) the aggregate amount paid by the Borrower after November 30, 2004 to purchase or redeem its equity Securities, plus (c) an amount equal to 50% of the aggregate amount of the increase in Adjusted Consolidated Tangible Net Worth resulting from the issuance of equity Securities of the Borrower after November 30, 2004. For purposes of this Section 7.01, the term “Consolidated Net Income,” when used in respect of any period, shall not include any loss for such period.

SECTION 7.02. Limitation on Indebtedness.

(a) Borrowing Base Limitation. At any time at which the Borrower does not have an Investment Grade Rating from at least two of the Rating Agencies, permit the aggregate outstanding amount of the sum of all Borrowing Base Debt to exceed the Borrowing Base at such time (the “Borrowing Base Limitation”).

(b) Maximum Leverage Ratio. At any time, permit the Leverage Ratio to equal or exceed sixty percent (60%).

(c) Minimum Interest Coverage Ratio. At any time, permit the Interest Coverage Ratio to be less than 2.00 to 1.00.
SECTION 7.03. Guaranties. Make or suffer to exist any guaranty or other Contingent Obligation in respect of the obligations of any Mortgage Banking Subsidiaries (other than a Repurchase Guaranty) or any Subsidiary that is not a Guarantor if the same would cause a violation of Section 7.02.
SECTION 7.04. Sale of Assets; Acquisitions; Merger.

(a) Do or permit any of its Subsidiaries to do any of the following:

(i) sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries (on a consolidated basis) except for the sale of inventory in the ordinary course of business;

(ii) merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

(iii) dissolve, liquidate or wind up its business by operation of law or otherwise; or

(iv) distribute to the stockholders of the Borrower any Securities of any Subsidiary;

provided, however, that any Subsidiary or any other Person may merge into or consolidate with or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (4) such occurrence shall not constitute or give rise to (a) an Event of Default or Unmatured Default or (b) a default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound if such default would have a Material Adverse Effect.

(b) Acquire another Person unless (i) the primary business of such Person is the Real Estate Business and (ii) the majority of shareholders (or other equity interest holders), the board of directors or other governing body of such Person approves such Acquisition.

Nothing contained in this Section 7.04, however, shall restrict any sale of assets among the Borrower and its Subsidiaries which is in the ordinary course of business or is otherwise in compliance with all other provisions of this Agreement.

SECTION 7.05. Investments. Purchase or otherwise acquire, hold or invest in the Securities (whether Capital Stock or instruments evidencing debt) of, make loans or advances to, enter into any arrangements for the purpose of providing funds or credit to, or make any Equity Investment in, any Person which is not a Loan Party on the Closing Date or a Subsidiary which becomes a Guarantor upon the making of the investment (or permit any of its Subsidiaries to do any of the foregoing), except for: (i) (A) Investments in or loans or advances to (1) Joint Ventures to which the Borrower or a Subsidiary is a party and (2) Subsidiaries (other than the Mortgage Banking Subsidiaries) that are not Guarantors; and (B) Investments in or loans or advances to the Mortgage Banking Subsidiaries, provided that the sum of the aggregate of all Investments, loans and advances outstanding at any time under clause (A) and (at any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies) the loans and advances (but not equity Investments) outstanding at any time under clause (B) does not exceed 40% of Adjusted Consolidated Tangible Net Worth; and (ii) (A) purchases of direct obligations of the government of the United States of America or any agency thereof, or obligations unconditionally guaranteed by the United States of America; (B) certificates of deposit of any bank, organized or licensed to conduct a banking business under the laws of the United States or any state thereof having capital, surplus and undivided profits of not less than $100,000,000; (C) Investments in commercial paper which, at the time of acquisition by the Borrower or a Subsidiary, is accorded an “A” or equivalent rating by any of the Rating Agencies or any other nationally recognized credit rating agency of similar standing; (D) investments in publicly traded, readily marketable securities traded on a recognized national exchange or over-the-counter; (E) loans or advances by the Borrower or a Guarantor to, or Securities or Indebtedness of, a real estate or homebuilding company to be acquired by the Borrower for the purpose of obtaining control of specific homebuilding assets of that homebuilding company, provided, however, that to the extent that such loans, advances or Indebtedness exceed (in the aggregate) $100,000,000, they are secured by Mortgages on land, homes under construction and/or homes inventory of such real estate or homebuilding company; and (F) loans by the REIT Subsidiary to other Loan Parties.

SECTION 7.06. Disposition; Encumbrance or Issuance of Certain Stock. Sell, transfer or otherwise dispose of, or pledge, grant a security interest, equity interest or other beneficial interest in or otherwise encumber any of the outstanding shares of Capital Stock of any Mortgage Banking Subsidiary, or permit any Mortgage Banking Subsidiary to sell, issue or otherwise transfer any shares of its Capital Stock to any Person other than a Loan Party.

SECTION 7.07. Subordinated Debt. Directly or indirectly make any payment of principal or interest with respect to any Subordinated Debt prior to the date the same is due, or amend or modify the terms of any Subordinated Debt except for extensions of the due date thereof, or directly or indirectly redeem, retire, defease, purchase or otherwise acquire any Subordinated Debt.

SECTION 7.08. Housing Units. At any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies, permit the total number of Housing Units owned by the Loan Parties, including Housing Units under construction, but excluding model Housing Units and Housing Units Under Contract, at any time to exceed 35% of the total number of Housing Unit Closings during the immediately preceding 12-month period, provided that Housing Unit Closings shall include closings of the sale of housing units by entities that were acquired, and became Loan Parties, during the applicable period.

SECTION 7.09. Construction in Progress. Cause, suffer or permit to exist any Mortgage, security interest or other encumbrance (other than Liens described in clause (j) of the definition of “Permitted Liens”) to secure Indebtedness on any Housing Unit or other building or structure (including, without limitation, any asset reported as “Construction in Progress” in the financial statements of the Borrower) that is under construction on any land owned or leased by any Loan Party; provided, however, that the Borrower may cause, suffer or permit to exist purchase money Mortgages having an aggregate outstanding principal balance not exceeding $50,000,000 at any time on assets so reported as “Construction in Progress.”

SECTION 7.10. No Margin Stock. Use or permit to be used any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

SECTION 7.11. Mortgage Banking Subsidiaries’ Capital Ratio. Permit the ratio of the combined total Indebtedness of the Mortgage Banking Subsidiaries to the Mortgage Banking Subsidiaries Adjusted Net Worth to exceed, at any time, eight (8) to one (1).

SECTION 7.12. Transactions with Affiliates. Enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (or permit any Subsidiary to do any of the foregoing), except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or a Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms’-length transaction.

SECTION 7.13. Restrictions on Advances to Mortgage Banking Subsidiaries. Subject to Section 7.05, (a) at any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies, permit any loan or advance to be made by a Loan Party to a Mortgage Banking Subsidiary, except for loans and advances from a Loan Party to the Mortgage Banking Subsidiaries which are made under, and evidenced by, the Mortgage Banking Subsidiaries Note that is in the possession of Administrative Agent and for which the Borrower shall have obtained a written acknowledgment from each Mortgage Banking Subsidiary that the same are evidenced and governed by the Mortgage Banking Subsidiaries Note; (b) permit the aggregate amount of all loans and advances made by the Loan Parties to any Mortgage Banking Subsidiary outstanding at any time to exceed the sum of (i) the net carrying value of all mortgage loans held by such Mortgage Banking Subsidiary, less the aggregate principal amount of all promissory notes payable by such Mortgage Banking Subsidiary to banks or other lenders, and less the aggregate principal amount of all mortgage loans held for sale by such Mortgage Banking Subsidiaries which are pledged, assigned or otherwise encumbered, to the extent that said aggregate amount exceeds the aggregate principal amount of notes payable by such Mortgage Banking Subsidiary to banks or other lenders, and (ii) 1.5% of the principal amount of all mortgages serviced by such Mortgage Banking Subsidiary, less any loans or other financing to such Mortgage Banking Subsidiary associated with the servicing portfolio (exclusive of those amounts deducted in the calculation required under clause (i) above) if, and to the extent that, the servicing rights with respect to such mortgages are not subject to any Lien; (c) assign, transfer, pledge, hypothecate or encumber in any way any indebtedness of any Mortgage Banking Subsidiary to any Loan Party (including without limitation the Mortgage Banking Subsidiaries Note), any interest therein or any sums due or to become due thereunder; (d) at any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies, modify, amend, extend or in any way change the terms of the Mortgage Banking Subsidiaries Note; (e) make any principal advances to any Mortgage Banking Subsidiary, under the Mortgage Banking Subsidiaries Note or otherwise, at any time after the Administrative Agent has been granted a security interest in the Mortgage Banking Subsidiaries Note pursuant to Section 8.01 except to the extent of any principal prepayments under the Mortgage Banking Subsidiaries Note in excess of the mandatory principal payments required thereunder; or (f) permit a Mortgage Banking Subsidiary to enter into any agreement or agreements which (i) in any way restrict the payment of dividends by such Mortgage Banking Subsidiary or (ii) individually, or in the aggregate, impose any restriction on the repayment of any indebtedness of a Mortgage Banking Subsidiary to any Person (including, without limitation, the indebtedness payable under the Mortgage Banking Subsidiaries Note) other than a restriction on the payment of the last $5,000,000 of principal indebtedness of UAMC (i.e., such permitted restriction shall be applicable only after the aggregate principal amount of indebtedness owed by UAMC to any Person shall be less than or equal to $5,000,000).

SECTION 7.14. Mortgage Banking Subsidiaries Adjusted Net Worth. Permit the Mortgage Banking Subsidiaries Adjusted Net Worth at any time to be less than $30,000,000.

SECTION 7.15. Investments in Land. At any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies, permit (a) the sum of (i) the Loan Parties’ investments in unimproved land plus (ii) the amount by which the Loan Parties’ investments in improved land exceeds Qualified Finished Lots to exceed (b) the sum of (i) 100% of Adjusted Consolidated Tangible Net Worth plus (ii) the lesser of (A) $300,000,000 and (B) 50% of Subordinated Debt.

SECTION 7.16. Liens and Encumbrances. Do or permit any of its Subsidiaries to do any of the following:

(a) Negative Pledge. Grant or suffer or permit to exist any Liens on any of its rights, properties or assets other than Permitted Liens.

(b) No Agreement for Negative Pledge. Agree with any third party not to create, assume or suffer to exist any Lien securing the Obligations on or of any of its property, real or personal, whether now owned or hereafter acquired.

ARTICLE VIII

PLEDGE OF MORTGAGE BANKING SUBSIDIARIES NOTE

SECTION 8.01. Mortgage Banking Subsidiaries Note.

(a) Pledge. At any time at which the Borrower does not have an Investment Grade Rating from at least one of the three Rating Agencies, upon the request of the Administrative Agent (which may not be made without the prior written consent from the Required Lenders and which shall be made upon the written request of the Required Lenders), the Borrower shall grant, and shall cause any Guarantor that is a payee under the Mortgage Banking Subsidiaries Note to grant, the Administrative Agent on behalf of the Lenders as security for the payment in full of all the Obligations, a first lien and security interest in any Mortgage Banking Subsidiaries Note. Notwithstanding anything to the contrary provided in this Agreement, the Borrower agrees that the Mortgage Banking Subsidiaries Note Pledge Agreement shall require all principal payments payable under the Mortgage Banking Subsidiaries Note to be made directly to the Administrative Agent and applied to the principal outstanding under the Loans as required under Section 2.03(b).

(b) Pledge Documentation. If and when the Borrower is required to grant the Administrative Agent a security interest in the Mortgage Banking Subsidiaries Note pursuant to Section 8.01(a), the Borrower shall deliver to the Administrative Agent:

(i) a pledge and security agreement (the “Mortgage Banking Subsidiaries Note Pledge Agreement”), in form and substance satisfactory to the Administrative Agent, duly executed by the Borrower and each Guarantor that is a payee under the Mortgage Banking Subsidiaries Note, granting the Administrative Agent on behalf of the Lenders, a first lien on, and security interest in, the Mortgage Banking Subsidiaries Note;

(ii) an endorsement or allonge to the Mortgage Banking Subsidiaries Note, in form and substance satisfactory to the Administrative Agent, duly executed by the Borrower and each Guarantor that is a payee under the Mortgage Banking Subsidiaries Note, transferring the Mortgage Banking Subsidiaries Note to the Administrative Agent on behalf of the Lenders; and

(iii) a written acknowledgment duly executed by the Borrower and each Guarantor that is a payee under the Mortgage Banking Subsidiaries Note, that the Administrative Agent holds the Mortgage Banking Subsidiaries Note as security for the Obligations.

(c) All the foregoing documents shall be delivered to the Administrative Agent on or before the date that the Borrower is required to grant the Administrative Agent the security interest in the Mortgage Banking Subsidiaries Note. All of the documentation and other items required under this Section 8.01 must be fully satisfactory, both in form and substance, to the Administrative Agent. In addition to the foregoing, at the request of the Administrative Agent, the Borrower shall, and shall cause each Guarantor that is a payee under the Mortgage Banking Subsidiaries Note to, execute and deliver to the Administrative Agent such assignments, pledges, financing statements and other documents, and cause to be done such further acts, all as the Administrative Agent from time to time may deem necessary or appropriate to evidence, confirm, perfect or protect any security interest required to be granted to the Administrative Agent hereunder.

ARTICLE IX

EVENTS OF DEFAULT
SECTION 9.01. Events of Default. The occurrence of any one or more of the following Events shall constitute an “Event of Default”:

(a) any representation or warranty made or deemed made by or on behalf of any Loan Party to the Lenders, the Issuer, the Swing Line Bank or the Administrative Agent under or in connection with this Agreement or any Loan Document shall be false or misleading in any material respect when made;

(b) any report, certificate, financial statement or other document or instrument furnished in connection with this Agreement or the Loans hereunder shall be false or misleading in any material respect when furnished;

(c) default shall be made in the payment of (i) the principal of any of the Loans when and as due and payable, or (ii) the interest on any of the Loans, any fees or any other sums due pursuant to Article II, which default continues for five days after the same becomes due and payable;

(d) default shall be made with respect to any Indebtedness or Contingent Obligations of any Loan Party (other than the Loans hereunder, Non-Recourse Indebtedness and Indebtedness of a Loan Party to another Loan Party), beyond any applicable period of grace, or default shall be made with respect to the performance of any other obligation incurred in connection with any such Indebtedness or Contingent Obligations beyond any applicable period of grace, or default shall be made with respect to any other liability of $10,000,000 or more, if the effect of any of the foregoing defaults described in this Section 9.01(d) is to accelerate the maturity of such Indebtedness, Contingent Obligation or liability or to cause any other liability to become due prior to its stated maturity, or any such Indebtedness, Contingent Obligation or liability shall not be paid when due and such default shall not have been remedied or cured by such Loan Party or waived by the obligee;

(e) default shall be made in the due observance or performance of any of the provisions of Article VI or Article VII or any other covenant, agreement or condition on the part of any Loan Party to be performed under or in connection with this Agreement or any Loan Document, and such default shall have continued for a period of thirty (30) days after the occurrence thereof;

(f) any Loan Party shall (i) petition or apply for, seek, consent to, or acquiesce in, the appointment of a receiver, trustee, examiner, custodian, liquidator or similar official of such Loan Party or any of its properties or assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of or a composition with its creditors, (iv) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (v) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect, or file a petition or an answer seeking dissolution, winding up, liquidation or reorganization or an arrangement with creditors or a composition of its debts or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or other statute or law for the relief of debtors, or file any answer admitting the material allegations of a petition filed against it in any proceeding under such law, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or if corporate or other action shall be taken by such Loan Party for the purpose of effecting any of the foregoing, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.01(g);

(g) an order, judgment, or decree shall be entered without the application, approval, or consent of any Loan Party by any court of competent jurisdiction appointing a receiver, trustee or liquidator of any Loan Party or a proceeding described in Section 9.01(f) shall be instituted against the any Loan Party, and such appointment shall continue undischarged or such proceeding continues undismissed or unstayed for any period of 60 days;

(h) final judgment for the payment of money in excess of an aggregate of $10,000,000 shall be rendered against the any Loan Party and the same shall remain undischarged or not appealed for a period of 30 days during which execution shall not be effectively stayed;

(i) there shall occur any Event or Events which, individually or in the aggregate, shall be deemed by the Required Lenders to have had a Material Adverse Effect;

(j) any Loan Party shall be the subject of any proceeding or investigation pertaining to the release by any Loan Party, any of its Subsidiaries or any other Person of any Hazardous Substance into the environment, or any violation of any Environmental Law or any federal, state or local health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect; or

(k) there shall occur any Change in Control of the Borrower.

SECTION 9.02. Remedies.

(a) Acceleration. If any Event of Default described in Section 9.01(f) or (g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans, the Swing Line Bank to make Swing Line Loans and the Issuer to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations (including all Facility Letter of Credit Obligations) shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Event of Default occurs and is continuing, the Administrative Agent may, and upon written direction of the Required Lenders shall, terminate or suspend the obligations of the Lenders to make Loans, the Swing Line Bank to make Swing Line Loans and the Issuer to issue Facility Letters of Credit hereunder, or declare the Obligations (including all Facility Letter of Credit Obligations) to be due and payable, or both, whereupon the Obligations (including all Facility Letter of Credit Obligations) shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

(b) Rescission of Acceleration. If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Event of Default (other than any Event of Default as described in Section 9.01 (f) or (g) with respect to the Borrower and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

SECTION 9.03. Application of Payments. Subject to the provisions of Section 11.02 and any provisions of this Agreement specifically providing for payments to be applied to the Revolving Loans, Swing Line Loans or Competitive Loans (as applicable), the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 9.03, apply all payments and prepayments in respect of any Obligations (except as hereinafter provided) in the following order:

(i)
first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

(ii)	second, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Administrative Agent;

(iii)	third, to the ratable payment of Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the Issuer(s);

(iv)	fourth, to pay interest due in respect of Swing Line Loans;

(v)	fifth, to the ratable payment of interest due in respect of Revolving Loans and Competitive Loans and Facility Letter of Credit Obligations;

(vi)	sixth, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

(vii)
seventh, to the ratable payment or prepayment of principal outstanding on Revolving Loans and Competitive Loans and Reimbursement Obligations and to the Letter of Credit Collateral Account in an amount equal to the outstanding Facility Letter of Credit Obligations to the extent required under Section 2.18(h); and

(viii)	eighth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of an Event of Default) by the Borrower, all principal payments in respect of Revolving Loans shall be applied first, to repay outstanding ABR Loans and then to repay outstanding Eurodollar Loan, with those that have earlier expiring Interest Period being repaid prior to those that have later expiring Interest Periods. The order of priority set forth in this Section 9.03 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Swing Line Bank and the Issuer(s) as among themselves. The order of priority set forth in clauses (i) through (ix) of this Section 9.03 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower or any other Person; provided, that (A) the order of priority set forth in clauses (i) and (ii) may be changed only with the prior written consent of the Administrative Agent, (B) the order of priority of payments in respect of Swing Line Loans may be changed only with the prior written consent of the Swing Line Bank, (C) the order of priority in respect of payments to an Issuer may be changed only with the prior written consent of the Issuer, and (D) the order of priority of payments in respect of any Competitive Bid Loans may be changed only with the prior written consent of each Lender then holding a Competitive Bid Loan.

ARTICLE X

THE ADMINISTRATIVE AGENT
SECTION 10.01. Appointment. JPMorgan Chase Bank is hereby appointed Administrative Agent hereunder and under each other Loan Document and, subject to the provisions of Section 10.14 below, each of the Lenders irrevocably authorizes the Administrative Agent to act as the Administrative Agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. The Administrative Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement. No Lender identified herein as a Syndication Agent, Documentation Agent, Managing Agent or Co-Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity.

SECTION 10.02. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

SECTION 10.03. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

SECTION 10.04. No Responsibility for Loans, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; or (d) the validity, effectiveness or genuineness (except its own due execution thereof) of any Loan Document or any other instrument or writing furnished in connection therewith. Further, the Administrative Agent assumes no obligation to any other Lender as to the collectibility of any Loans made by any Lender to the Borrower. Each Lender expressly acknowledges that the Administrative Agent has not made any representations or warranties to it on or prior to the date hereof and that no act by the Administrative Agent hereafter taken shall be deemed to constitute any representation or warranty by the Administrative Agent to any other Lender. Each Lender acknowledges that it has taken and will take such action and make such investigation as it deems necessary to inform itself as to the affairs and creditworthiness of the Borrower.

SECTION 10.05. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

SECTION 10.06. Reliance on Documents; Counsel. The Administrative Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this Agreement, the Notes, the Guaranties and other Loan Documents or any other document furnished pursuant hereto or thereto or in connection herewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. The Administrative Agent shall not be liable for any action taken or suffered in good faith by it based on or in accordance with any of the foregoing.

SECTION 10.07. No Waiver of Rights. With respect to its Commitments, the Loans (including Swing Line Loans and Competitive Loans) made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuer and may exercise the same as though it was not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to and issue letters of credit for the account of, and generally engage in any kind of business with the Borrower or its Affiliates (including, without limitation, trust, debt, equity and other transactions) in addition to the transactions contemplated by this Agreement or any other Loan Document; it being expressly understood and agreed that neither the Administrative Agent nor any other Lender shall be deemed by the execution hereof to have waived any rights under any loan or other agreement with the Borrower or any of its Affiliates relating to any other business or loans to the Borrower or any of its Affiliates which are not a part of the Commitments under this Agreement.

SECTION 10.08. Knowledge of Event of Default. It is expressly understood and agreed that the Administrative Agent shall be entitled to assume that no Event of Default or Unmatured Default has occurred and is continuing, unless the officers of the Administrative Agent active on the Borrower’s account have actual knowledge of such occurrence or have been notified by a Lender that such Lender considers that an Event of Default or Unmatured Default has occurred and is continuing and specifying the nature thereof.

SECTION 10.09. Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in accordance with their respective Pro Rata Shares (determined at the time indemnification is sought hereunder) (a) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

SECTION 10.10. Notices to the Borrower. In each instance that a notice is required, pursuant to the terms hereof, to be given by one or more of the Lenders to the Borrower or any Subsidiary, the Lenders desiring that such notice be given shall so advise the Administrative Agent (which advice, if given by telephone, shall be promptly confirmed by telex or letter to the Administrative Agent at its address listed in the signature pages hereto), which shall transmit such notice to the Borrower or such Subsidiary promptly after its having been so advised by the appropriate number of Lenders; provided, however, that subject to the provisions of Section 10.15 hereof, if the Administrative Agent shall fail to transmit such notice within a reasonable period of time after its having been so advised by the appropriate number of Lenders, the Lenders desiring that such notice be given may transmit such notice directly to the Borrower or such Subsidiary. In any event notices to the Borrower or any Subsidiary shall be sent to the address of the Borrower provided for in this Agreement.

SECTION 10.11. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, or all of the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. Except where an action or inaction is expressly required under this Agreement, the Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Documents unless it shall first be indemnified to its satisfaction by the Lenders in accordance with their respective Pro Rata Shares, against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 10.12. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

SECTION 10.13. Mortgage Banking Subsidiaries Note.

(a) Each Lender authorizes the Administrative Agent to enter into each of the Loan Documents to which it is a party and to take all action contemplated by such Loan Documents. Each Lender agrees that no Lender, other than the Administrative Agent acting on behalf of all Lenders, shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lenders, upon the terms of the Loan Documents.

(b) In the event that the Mortgage Banking Subsidiaries Note is pledged by any Person as security for the Obligations, the Administrative Agent is hereby authorized to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Mortgage Banking Subsidiaries Note in favor of the Administrative Agent on behalf of the Lenders.

(c) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon the Mortgage Banking Subsidiaries Note (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations or the transactions contemplated hereby; (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release any such Lien pursuant to this Section 10.13(c).

SECTION 10.14. Resignation or Removal of the Administrative Agent. If, at any time, Lenders holding Notes having aggregate outstanding principal balances equal to at least 75% of the then outstanding amount of the Aggregate Commitment (excluding from such computation the Administrative Agent and its Notes) shall deem it advisable, those Lenders may submit to the Administrative Agent notification by certified mail, return receipt requested of its removal as Administrative Agent under this Agreement, which removal shall be effective as of the date of receipt of such notice by the Administrative Agent. If, at any time, the Administrative Agent shall deem it advisable, in its sole discretion, it may submit to each of the Lenders written notification, by certified mail, return receipt requested, of its resignation as Administrative Agent under this Agreement, which resignation shall be effective as of 60 days after the date of such notice. In the event of any such removal or resignation, the Required Lenders may appoint a successor to the Administrative Agent. In the event the Administrative Agent shall have resigned and/or have been removed and so long as no successor shall have been appointed, the Borrower shall make all payments due each Lender hereunder directly to that Lender and all powers specifically delegated to the Administrative Agent by the terms hereof may be exercised by the Required Lenders. Upon the removal or resignation of the Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the removal or resignation of the Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

SECTION 10.15. Benefits of Article X. None of the provisions of this Article X shall inure to the benefit of the Borrower or of any Person other than Administrative Agent and each of the Lenders and their respective successors and permitted assigns. Accordingly, neither the Borrower nor any Person other than Administrative Agent and the Lenders (and their respective successors and permitted assigns) shall be entitled to rely upon, or to raise as a defense, the failure of the Administrative Agent or any Lenders to comply with the provisions of this Article X.

ARTICLE XI

SETOFF; RATABLE PAYMENTS
SECTION 11.01. Set-off. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Loan Party becomes insolvent, however evidenced, or any Event of Default occurs, any indebtedness from any Lender to any Loan Party (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of any such set-off and application. The rights of each Lender under this Section 11.01 are in addition to any other rights and remedies which that Lender may have under this Agreement or otherwise.

SECTION 11.02. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon any of its Revolving Loans (other than payments received pursuant to Sections 3.01, 3.02 or 3.04) in a greater proportion than that received by any other Lender with respect to the Revolving Loans, such Lender agrees, promptly upon demand, to purchase a portion of such Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of all Revolving Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in accordance with their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

SECTION 12.01. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuers that issues any Facility Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Article XII. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuer that issues any Facility Letter of Credit), Participants (to the extent provided in Section 12.03) and, to the extent contemplated by Section 13.04, the officers, directors and employees of each of the Administrative Agent, the Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 12.02. Assignments.

(a) Subject to the conditions set forth in Section 12.02(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(i) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(ii) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(b) Assignments shall be subject to the following additional conditions:

(i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of (A) Commitments or Revolving Loans or (B) any Competitive Loans;

(ii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (“Assignment and Assumption”) in substantially the form of Exhibit I hereto, together with a processing and recordation fee of $3,500; and

(iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(c) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.02(b)(ii) and any written consent to such assignment required by Section 12.02(a), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.10(e), 2.18(e)(ii), 2.19, 10.09 or 11.02, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

SECTION 12.03. Participations.

(a) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuer or the Swing Line Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 13.06 that affects such Participant. Subject to Section 12.03(b), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.02 and 3.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.02. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.01 as though it were a Lender, provided such Participant agrees to be subject to Section 11.02 as though it were a Lender.

(b) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.02 and 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

SECTION 12.04. Pledge to Federal Reserve Bank. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01. Notice.

(a) Except as otherwise permitted by Section 2.13(b) with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto in the case of the Borrower and the Administrative Agent or in the case of any Lender at the address set forth in its Administrative Questionnaire (in the case of any party) or at such other address as may be designated by such party in a notice to the Administrative Agent and the Borrower (in the case of notice by a Lender) or to all other parties (in the case of notice given by the Borrower or the Administrative Agent). Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received (or when delivery is refused); any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and facsimile confirmation in the case of a facsimile).

(b) The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

SECTION 13.02. Survival of Representations. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of any Loans herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Commitments, and shall continue in full force and effect until all of the Obligations have been paid in full, all Facility Letters of Credit have been terminated and all of the Commitments have been terminated.

SECTION 13.03. Expenses. The Borrower shall pay (a) all expenses, including attorneys’ fees and disbursements (which attorneys may be employees of the Administrative Agent or any Lender), incurred by the Administrative Agent and any Lender in connection with the administration of this Agreement and the other Loan Documents, any amendments, modifications or waivers with respect to any of the provisions thereof and the enforcement and protection of the rights of the Lenders and the Administrative Agent under this Agreement or any of the other Loan Documents, including all recording and filing fees, documentary stamp, intangibles and similar taxes, title insurance premiums, appraisal fees and other costs and disbursements incurred in connection with the taking of collateral and the perfection and preservation of the Lenders’ security therein, and (b) the reasonable fees and the disbursements of Administrative Agent’s attorneys (which attorneys may be employees of the Administrative Agent) in connection with the preparation, negotiation, execution, delivery and review of this Agreement, the Notes and the other Loan Documents (whether or not the transactions contemplated by this Agreement shall be consummated) and the closing of the transactions contemplated hereby.

SECTION 13.04. Indemnification of the Lenders and the Administrative Agent. The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to, directly or indirectly, this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder; provided, however, that in no event shall the Administrative Agent or a Lender have the right to be indemnified hereunder for its own gross negligence or willful misconduct nor shall the Administrative Agent be indemnified against any liabilities which arise as a result of any claims made or actions, suits or proceedings commenced or maintained against any Lender (including the Administrative Agent, in its capacity as such) (i) by that Lender’s shareholders or any governmental regulatory body or authority asserting that such Lender or any of its directors, officers, employees or agents violated any banking or securities law or regulation or any duty to its own shareholders, customers (excluding the Borrower) or creditors in any manner whatsoever in entering into or performing any of its obligations contemplated by this Agreement or (ii) by any other Lender. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

SECTION 13.05. Maximum Interest Rate. It is the intention of the Lenders and the Borrower that the interest (as defined under applicable law) on the Indebtedness evidenced by the Notes which may be charged to, or collected or received from the Borrower shall not exceed the maximum rate permissible under applicable law. Accordingly, anything herein or in any of the Notes to the contrary notwithstanding, should any interest (as so defined) be charged to, or collected or received from the Borrower by the Lenders pursuant hereto or thereto in excess of the maximum legal rate, then the excess payment shall be applied to the Obligations with respect to which such excess payment applies, and any portion of the excess payment remaining after payment in full thereof shall be returned by the Lenders to the Borrower.

SECTION 13.06. Modification of Agreement.

(a) Neither this Agreement nor any Note or Guaranty nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower (or other applicable Loan Party to such Loan Document) and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of the following clause (i)): (i) extend the final scheduled maturity of any Loan or Note or any portion thereof or extend the stated maturity of any Facility Letter of Credit beyond the Termination Date, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) amend, modify or waive any provision of Article XI or this Section 13.06, (iii) reduce the percentage specified in the definition of the Required Lenders or change the definition of Pro Rata Share, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, or (v) other than pursuant to a transaction permitted by the terms of this Agreement, release any Guarantor from its obligations under its Guaranty; provided, further, that no such change, waiver, discharge or termination shall (A) increase any Commitment of any Lender over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, any Unmatured Default or Event of Default or of a mandatory reduction to the Aggregate Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), without the consent of such Lender, provided, however, that in any case the Required Lenders may waive, in whole or in part, any such prepayment, repayment or Commitment reduction, so long as the application of any such prepayment, repayment or Commitment reduction which is still required to be made is not altered; (B) without the consent of each Issuer affected thereby, amend, modify or waive any provision of Section 2.18 or alter its rights or obligations with respect to Facility Letters of Credit; (C) without the consent of the Swing Line Bank, amend, modify or waive any provision relating to the rights or obligations of the Swing Line Bank or with respect to the Swing Line Loans (including, without limitation, the obligations of the Lenders to make Advances in repayment of Swing Line Loans); or (D) without the consent of the Administrative Agent, amend, modify or waive any provision of Article X or any other provision relating to the rights or obligations of the Administrative Agent;

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement or other Loan Documents as contemplated in clauses (i) through (v), inclusive, of the first proviso to Section 13.06(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (i) or (ii) below, either (i) to replace each such non-consenting Lender with one or more Replacement Lenders pursuant to Section 2.24 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (ii) to terminate each such non-consenting Lender’s Commitments and repay in full its outstanding Loans, provided that, unless the Commitments that are terminated, and Loans that are repaid, pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto in writing), then in the case of any action pursuant to preceding clause (ii) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto and, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.06(a).

(c) Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Article V hereof to any Loan are, in the opinion of the Required Lenders, satisfied, any Lender (a “Defaulting Lender”) shall fail to fulfill its obligations to make such Loan and such failure continues for at least two Business Days then, for so long as such failure shall continue, such Defaulting Lender shall (unless the Required Lenders, determined as if such Defaulting Lender were not a “Lender” hereunder, shall otherwise consent in writing) be deemed for all purposes relating to changes, waivers, discharges and termination under this Agreement (including, without limitation, under Section 13.06(a)) to have no Loans or Commitments, shall not be treated as a “Lender” hereunder when performing the computation of Required Lenders, and shall have no rights under the first proviso of Section 13.06(a); provided that any action taken by the other Lenders with respect to the matters referred to in clauses (i) through (iv), inclusive, of the first proviso of Section 13.06(a) shall not be effective as against such Defaulting Lender.

SECTION 13.07. Register. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 13.08. Preservation of Rights. No notice to or demand of the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same or similar circumstances. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of an Event of Default or Unmatured Default, or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 13.06, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full and all Facility Letters of Credit have terminated and all Commitments have terminated.

SECTION 13.09. Several Obligations of Lenders. The respective obligations of the Lenders hereunder are several and not joint, and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

SECTION 13.10. Severability. If any one or more of the provisions contained in this Agreement or the Notes is held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

SECTION 13.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding on all the parties hereto.

SECTION 13.12. Loss, etc., Notes. Upon receipt by the Borrower of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any of the Notes, upon reimbursement to the Borrower of all reasonable expenses incidental thereto and upon surrender and cancellation of the relevant Note, if mutilated, the Borrower shall make and deliver in lieu of that Note (the “Prior Note”) a new Note of like tenor, except that no reference need be made in the new Note to any installment or installments of principal, if any, previously due and paid upon the Prior Note. Any Note made and delivered in accordance with the provisions of this Section shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Prior Note.

SECTION 13.13. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

SECTION 13.14. Taxes. Any taxes (excluding federal, state or local income taxes on the overall net income of any Lender) or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

SECTION 13.15. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

SECTION 13.16. USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 13.17. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof, provided, however, that the fees payable by Borrower are set forth in the Fee Letter.

SECTION 13.18. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

SECTION 13.19. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

SECTION 13.20. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signatures appear on following pages]

IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Agreement to be duly executed as of the date first above written.

Borrower:

LENNAR CORPORATION

By:	/s/ Jonathan M. Jaffe
Jonathan M. Jaffe
Chief Operating Officer

Address:
Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida 33172
Attention: Bruce Gross, Chief Financial Officer
Fax No.: (305) 227-7115

with copies to:

Lennar Corporation
700 Northwest 107th Avenue
Miami, Florida 33172
Attention: Mark Sustana, General Counsel
Fax No.: (305) 229-6650

and

Bilzin Sumberg Baena Price & Axelrod LLP
200 South Biscayne Boulevard
Suite 2500
Miami, FL 33131-2336
Attention: Brian Bilzin
Fax No.: (305) 374-7593

Lenders:

JPMORGAN CHASE BANK, N.A.,
As Lender, Administrative Agent, Issuer
and Swing Line Bank

By:	/s/ Kimberly L. Turner
Name:	Kimberly L. Turner
Its:	Vice President

Address: JPMorgan Chase Bank, N.A. 277 Park Avenue - 3rd Floor New York, NY 10172 Attention: Kimberly L. Turner Fax No.: (646) 534-0574

EXHIBIT E

FORM OF
GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of July 21, 2006 by the undersigned parties hereto (collectively, the “Guarantors”) in favor of the Administrative Agent, for the benefit of the Lenders under the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, Lennar Corporation, a Delaware corporation (the “Company”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and certain other Lenders from time to time party thereto have entered into a certain Credit Agreement dated as of July 21, 2006 (as same may be amended or modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Company;

WHEREAS, it is a condition precedent to the execution of the Credit Agreement by the Administrative Agent and the Lenders that each of the Guarantors execute and deliver this Guaranty whereby each of the Guarantors shall guarantee the payment when due, subject to Section 9 hereof, of all Guaranteed Obligations, as defined below; and

WHEREAS, in consideration of the financial and other support that the Company has provided (the Company being referred to collectively as the “Principal”), and in consideration of such financial and other support as the Principal may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Guarantors is willing to guarantee the obligations of the Principal under the Credit Agreement, any Note and any other Loan Documents;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. “Guaranteed Obligations” is defined in Section 3 below. Other capitalized terms used herein but not defined herein shall have the meaning set forth in the Credit Agreement.

SECTION 2.1. Representations and Warranties. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing Date and each Issuance Date under the Credit Agreement) that:

(a) It is a corporation, limited partnership or limited liability company (as applicable) duly and properly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to carry on its business as now conducted, and is duly qualified or licensed to transact business in every jurisdiction in which such qualification or licensing is necessary to enable it to enforce all of its material contracts and other material rights and to avoid any material penalty or forfeiture.

1

(b) It has the power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by all requisite corporate, limited partnership or limited liability company action (as applicable).

(c) Neither its execution and delivery of this Guaranty nor performance of its obligations hereunder nor its compliance with the provisions hereof (i) will violate or be in conflict with (A) any provisions of law, (B) any order, rule, regulation, write, judgment, injunction, decree or award of any court or other agency of government, or (C) any provision of its certificate of incorporation or by-laws, or certificate of limited partnership or limited partnership agreement, or certificate or articles of formation or operating agreement (as applicable), (ii) will violate, be in conflict with, result in a breach of or constitute (with or without the giving of notice or the passage of time or both) a default under any material indenture, agreement or other instrument to which it is a party or by which it or any of its properties or assets is or may be bound, and (iii) except as otherwise contemplated by the Credit Agreement, will result in the creation or imposition of any lien, charge or encumbrance upon, or any security interest in, any of its properties or assets.

(d) It has duly executed and delivered this Guaranty, and this Guaranty constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(e) No order, license, consent, approval, authorization of, or registration, declaration, recording or filing with, or validation of, or exemption by, any governmental or public authority (whether federal, state or local, domestic or foreign) or any subdivision thereof is required in connection with, or as a condition precedent to, the due and valid execution, delivery and performance by it of this Guaranty, or the legality, validity, binding effect or enforceability of any of the terms, provisions or conditions hereof.

SECTION 2.2. Covenants. Each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any of the Guaranteed Obligations shall remain unpaid, that it will, and, if necessary, will enable the Principal to, fully comply with those covenants and agreements set forth in the Credit Agreement.

SECTION 3. The Guaranty. Subject to Section 9 hereof, each of the Guarantors hereby absolutely and unconditionally guarantees, as primary obligor and not as surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the Obligations, including without limitation any such Obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Principal to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Lenders, the amount not so paid at the place and in the manner specified in the Credit Agreement, any Note or any other Loan Document, as the case may be. This Guaranty is a guaranty of payment and not of collection. Each of the Guarantors waives any right to require the Lender to sue the Principal, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

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SECTION 4. Guaranty Unconditional. Subject to Section 9 hereof, the obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)  any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii) any modification or amendment of or supplement to the Credit Agreement, any Note or any other Loan Document;

(iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note or any other Loan Document or any obligations of any other guarantor of any of the Guaranteed Obligations, or any action or failure to act by the Administrative Agent, any Lender or any Affiliate of any Lender with respect to any collateral securing all or any part of the Guaranteed Obligations;

(iv) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

(v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions;

(vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Note, any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, any Note or any other Loan Document; or

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(vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder.

SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal or any other party under the Credit Agreement, any Note or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, each of the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6. Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Principal, any other guarantor of any of the Guaranteed Obligations, or any other Person.

SECTION 7. Subordination; Subrogation. Each of the Guarantors hereby subordinates to the Guaranteed Obligations all indebtedness or other liabilities of the Principal or any other Guarantor to such Guarantor. Each of the Guarantors hereby further agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Guarantors unless and until the Guaranteed Obligations are indefeasibly paid in full and any commitment to lend under the Credit Agreement and any other Loan Documents is terminated.

SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

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SECTION 9. Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Administrative Agent hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantors hereunder shall not be rendered voidable under applicable law.

(b) Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

(c) In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Principal after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by such Guarantors from the Principal after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 9 (c) shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 9(c) are for the benefit of both the Administrative Agent and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

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SECTION 10. Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Obligations in the order of priority set forth in Section 9.03 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct.

SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Section 13.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

SECTION 12. No Waivers. No failure or delay by the Administrative Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, any Note and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 13. No Duty to Advise. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Principal’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Guarantors assumes and incurs under this Guaranty, and agrees that neither the Administrative Agent nor any Lender has any duty to advise any of the Guarantors of information known to it regarding those circumstances or risks.

SECTION 14. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, any Note or any other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and permitted assigns.

SECTION 15. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders.

SECTION 16. Costs of Enforcement. Each of the Guarantors agrees to pay all costs and expenses including, without limitation, all court costs and attorneys’ fees and expenses paid or incurred by the Administrative Agent or any Lender or any Affiliate of any Lender in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Principal, the Guarantors or any other guarantor of all or any part of the Guaranteed Obligations.

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SECTION 17. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. EACH OF THE GUARANTORS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, AND ANY NEW YORK STATE COURT, SITTING IN NEW YORK, NEW YORK AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER LOAN DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTORS, AND THE ADMINISTRATIVE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 18. Taxes, etc. All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (excluding federal taxation of the overall income of any Lender), provided, however, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith (i) pay to the Administrative Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Administrative Agent or any Lender, as applicable, equaling the full amount which would have been received by the Administrative Agent or any Lender, as applicable, had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Administrative Agent or any Lender, as applicable, certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

SECTION 19. Supplemental Guarantors. Pursuant to Section 6.07 of the Credit Agreement, additional Subsidiaries shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to the Administrative Agent a supplemental guaranty in the form of Exhibit A attached hereto (with blanks appropriately filled in), together with such additional supporting documentation required pursuant to Section 6.04(n) of the Credit Agreement.

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IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the day and year first above written.

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SCHEDULE I

LENDERS AND COMMITMENTS
Lender	Commitment

JPMorgan Chase Bank, N.A.
Deutsche Bank Trust Company Americas
Bank of America, N.A.
Barclays Bank PLC
Calyon New York Branch
The Royal Bank of Scotland plc
Wachovia Bank, N.A.
Lloyds TSB Bank plc
UBS Loan Finance LLC
BNP Paribas
SunTrust Bank
Citicorp North America, Inc.
HSBC Bank USA, N.A.
Comerica Bank
Guaranty Bank
U.S. Bank National Association
Washington Mutual Bank
BankUnited, FSB
PNC Bank, National Association
Societe Generale
Sumitomo Mitsui Banking Corporation
AmSouth Bank
City National Bank
Commerzbank AG, New York and Grand Cayman Branches
Fifth Third Bank
The International Commercial Bank of China, New York Agency
LaSalle Bank National Association
MidFirst Bank
Mitzuho Corporate Bank, Ltd.
Natexis Banques Populaires
Bank Hapoalim B.M.
Chang Hwa Commercial Bank, Ltd., New York Branch
First Commercial Bank, Los Angeles Branch
Manufacturers and Traders Trust Company
Regions Bank
United Overseas Bank Limited
Cathay United Bank, Ltd.
Chiao Tung Bank, Co., Ltd. New York Agency
Commercebank N.A. Florida
Compass Bank
Israel Discount Bank of New York
Malayan Banking Berhad, New York Branch
RBC Centura Bank
Bank of Communications, New York Branch
The Norinchukin Bank, New York Branch
Taiwan Business Bank

Total	$2,700,000,000